UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ASSET ACCEPTANCE CAPITAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ASSET ACCEPTANCE CAPITAL CORP.

28405 Van Dyke Avenue

Warren, Michigan 48093

(586) 939-9600

March 28, 2012

To our Shareholders:

I am pleased to invite you to attend the annual meeting of shareholders of Asset Acceptance Capital Corp. to be held on May 10, 2012 at 9:00 a.m. at our headquarters building located at 28405 Van Dyke Avenue, Warren, Michigan. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

We use the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a notice instead of a paper copy of this proxy statement and our 2011 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including this proxy statement, our 2011 Annual Report and a form of proxy card or voting instruction card. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail. Employing this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote your shares as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend in person.

Thank you for your ongoing support of and continued interest in Asset Acceptance Capital Corp.

Sincerely,

Rion B. Needs

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 10, 2012

Time:	9:00 a.m., Thursday, May 10, 2012

Place:	Asset Acceptance Capital Corp., 28405 Van Dyke Ave., Warren, Michigan 48093

Items of Business:

1.      To elect three Class I Directors each to serve for a term of three years: Jennifer L. Adams, Donald Haider and H. Eugene Lockhart;

2.      To approve the Asset Acceptance Capital Corp. 2012 Stock Incentive Plan;

3.      To ratify the appointment of our independent registered public accounting firm for fiscal 2012;

4.      To transact any other business properly brought before the meeting.

Annual Report:	The 2011 Annual Report to Shareholders, which includes the Annual Report on Form 10-K, is included with this Notice and Proxy Statement.

Who May Vote:	You may vote if you were a Shareholder of record on March 15, 2012.

Date of Mailing:	This Notice and Proxy Statement and 2011 Annual Report to Shareholders are first being mailed to Shareholders on or about March 28, 2012, and are also available online at http://proxy.assetacceptance.com.

By Order of the Board of Directors Rion B. Needs President and Chief Executive Officer

This notice of annual meeting and proxy statement and form of proxy are being distributed and made available on or about March 28, 2012

Vote Required	59

Description of 2012 Stock Incentive Plan	60

Audit Committee Report	69

Ratification of Independent Registered Public Accountants - Item 3	71

Other Information	72

Attachment A Asset Acceptance Capital Corp. Stock Incentive Plan	A - 1

ASSET ACCEPTANCE CAPITAL CORP.

28405 Van Dyke Avenue

Warren, Michigan 48093

(586) 939-9600

www. assetacceptance.com

PROXY STATEMENT

FOR

2012 ANNUAL MEETING OF SHAREHOLDERS

ABOUT THE MEETING

What am I voting on?

The items of business scheduled to be voted on at the annual meeting are:

(1)	The election of three Class I directors, Jennifer L. Adams, Donald Haider and H. Eugene Lockhart, each to hold office until the 2015 Annual Meeting of Shareholders or until a successor is appointed and qualified;

(2)	The approval of the Asset Acceptance Capital Corp. 2012 Stock Incentive Plan; and

(3)	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012.

Who is soliciting my proxy?

Our Board of Directors is soliciting your proxy to be used at the 2012 Annual Meeting of Shareholders. We will pay the entire cost of soliciting proxies and will arrange with brokerage houses, nominees, custodians and other fiduciaries to send proxy soliciting materials to beneficial owners of our Common Stock at our expense. In addition to solicitation by mail, our Officers and other associates may solicit proxies personally, by telephone or by fax without special remuneration.

Who may vote at the Annual Meeting?

You may vote if you owned your shares of our Common Stock as of the close of business on March 15, 2012. Each share of Common Stock is entitled to one vote on any matter voted on at the meeting. As of March 15, 2012, we had 30,684,552 shares of Common Stock outstanding.

How do I vote?

If your shares are registered in the name of a nominee, follow the instructions provided by your nominee to vote your shares. If your shares are registered in your name:

You may vote in person at the Annual Meeting. You may obtain directions to the Annual Meeting in order to vote in person by calling Investor Relations at (586) 939-9600 - option 5.

You may vote by telephone. You may vote by telephone regardless of whether you receive your Annual Meeting materials through the mail or over the Internet. Simply follow the instructions on your proxy card or electronic access notification. If you vote by telephone, you should not vote over the Internet or mail in your proxy card.

You may vote over the Internet. You may vote over the Internet regardless of whether you receive your Annual Meeting materials through the mail or over the Internet. Simply follow the instructions on your proxy card or electronic access notification. If you vote over the Internet, you should not vote by telephone or mail in your proxy card.

You may vote by mail. If you received a proxy card through the mail, simply complete and sign your proxy card and mail it in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

All shares represented by validly executed proxies will be voted at the Annual Meeting, and such shares will be voted in accordance with the instructions provided. If no voting specification is made on your signed and returned proxy card, your shares will be voted in accordance with the recommendation of the Board (i) FOR the election of the three Director nominees, (ii) FOR the approval of the Asset Acceptance Capital Corp. 2012 Stock Incentive Plan, and (iii) FOR the ratification of Grant Thornton LLP.

May I change my vote once I vote by mail, by telephone or over the Internet?

Yes. You have the right to change or revoke your proxy (1) at any time before the Annual Meeting by (a) notifying the Company’s Corporate Secretary in writing, (b) returning a later-dated proxy card, or (c) entering a later-dated telephone or Internet vote; or (2) voting in person at the Annual Meeting.

How can I access the proxy materials over the Internet?

Your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction card will contain instructions on how to view our proxy materials for the annual meeting on the Internet.

How can I obtain a paper copy of the proxy materials?

Shareholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail.

Who may attend the meeting?

The meeting is open to all holders of our Common Stock. For directions to the meeting, please call Investor Relations at (586) 939-9600 – option 5. We look forward to having you at the meeting.

How many shares must be present to hold the meeting?

In order for us to convene the meeting, a majority of our outstanding shares of Common Stock as of March 15, 2012 (or 15,342,277 shares) must be present in person or by proxy. This majority is referred to as a quorum. If you vote in person, by telephone, over the Internet or by returning a properly executed proxy card, you will be considered a part of that quorum.

Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) will be treated as present for the purpose of determining a quorum but as unvoted shares for the purpose of determining the approval of any matter submitted to the shareholders for a vote.

What vote is required for approval of each matter to be considered at the Annual Meeting?

(1)	Election of directors – The three Director nominees receiving the highest number of “For” Votes cast will be elected as Directors.

(2)	Approval of the 2012 Stock Incentive Plan – The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote will be required for the approval of the Asset Acceptance Capital Corp. 2012 Stock Incentive Plan.

(3)	Ratification of the independent registered public accountants – The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required for the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012.

How will broker non-votes and abstentions be treated?

We will treat broker non-votes and abstentions as present to determine whether or not there is a quorum at the Annual Meeting. Broker non-votes will not be treated as entitled to vote on the matters, if any, for which the broker indicates it does not have discretionary authority. This means that broker non-votes will not have any effect on whether a matter being considered passes. Abstentions have the same effect as votes against the 2012 stock incentive plan and the ratification of the independent registered public accountant.

May Shareholders ask questions at the meeting?

Yes, representatives of the Company will answer Shareholder questions of general interest at the meeting as time permits.

Can my shares be voted on matters other than those described in this Proxy Statement?

Yes, if any other item or proposal properly comes before the meeting, the proxies received will be voted in accordance with the discretion of the persons named as proxy holders. However, we have not received proper notice of, and are unaware of, any business to be transacted at the meeting other than as indicated in this Proxy Statement.

Where can I find the voting results of the meeting?

We intend to announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the meeting.

When are Shareholder proposals due for the 2013 Annual Meeting?

To be included in our Proxy Statement for the 2013 Annual Meeting of Shareholders, proposals must be received by the Company not later than November 28, 2012. Such proposals should be addressed to our Secretary at 28405 Van Dyke Avenue, Warren, Michigan 48093. Shareholder proposals to be presented at the 2013 Annual Meeting which are not to be included in the Company’s Proxy Statement must be received by the Company not later than February 9, 2013 in accordance with procedures in our Bylaws.

How do I obtain more information about Asset Acceptance Capital Corp.?

More information on Asset Acceptance Capital Corp. can be obtained by:

¡	Contacting Investor Relations at (586) 939-9600 – option 5.
¡	Going to our website at www.assetacceptance.com.
¡	Writing to:

Asset Acceptance Capital Corp.

Attn: Investor Relations

28405 Van Dyke Avenue

Warren, Michigan 48093

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to

Be Held on May 10, 2012

This Proxy Statement and the Company’s 2011 Annual Report to Shareholders, which includes the Annual Report on Form 10-K, are available on the Internet at http://proxy.assetacceptance.com. Upon request and free of charge, we will provide additional copies of this Proxy Statement and the Company’s 2011 Annual Report to Shareholders.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

Items to be Voted on by Shareholders

Election of Directors – Item 1

Board of Directors:	The Board of Directors is currently made up of eight directors, divided into three classes. The three individuals nominated for election as Class I directors at the Annual Meeting are Jennifer L. Adams, Donald Haider and H. Eugene Lockhart. The nominees to Class I will be elected to serve a three-year term until the 2015 Annual Meeting. All nominees are current Directors and have agreed to serve if elected. The continuing Directors serve for terms expiring at the 2013 and 2014 Annual Meetings of Shareholders, as described below.

If no voting specification is made on a properly returned or voted proxy card, your shares will be voted FOR the three nominees named in this proxy statement. If any of the nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board of Directors, or the Board may reduce the number of Directors to be elected at the Annual Meeting. At this time, the Board knows of no reason why any of the nominees would not be able to serve as a Director if elected.

The Board of Directors recommends a vote FOR Jennifer L. Adams, a vote FOR Donald Haider and a vote FOR H. Eugene Lockhart for election as Class I Directors at the 2012 Annual Meeting.

Nominees for Election as Directors for Term Ending Upon the 2015 Annual Meeting of Shareholders (Class I Directors):

Jennifer L. Adams	Director since 2004
Age 52

In 1991 Ms. Adams joined World Color Press, Inc. as Vice President and General Counsel and remained with World Color Press, Inc. in a number of capacities until 1999, when she left World Color Press as Vice Chairman, Chief Legal and Administrative Officer and Secretary. Prior to joining World Color Press, Inc., Ms. Adams was an associate with the law firm of Latham & Watkins. While in private practice, Ms. Adams represented corporate clients in numerous transactions. While at World Color Press, Ms. Adams oversaw the legal, human resources, environmental, information technology and investor relations functions, numerous acquisitions and debt transactions and the company’s initial public offering. Ms. Adams’ background as a lawyer and senior executive at World Color Press provides a valuable perspective to the Board on legal and governance matters, human resources and strategy.

Donald Haider	Director since 2004
Age 70

Since 1973, Dr. Haider has been a Professor of Management at Northwestern University’s Kellogg School of Management first as an Assistant, then Associate and Professor of Management since 1990. Dr. Haider began his academic career in 1971 as an Assistant Professor at Columbia University. Dr. Haider serves on the Board of Directors of Fender Musical Instruments, Scottsdale, Arizona, and served on the Board of Directors of LaSalle National Bank, N.A., Chicago, Illinois, until its acquisition by Bank of America in October 2007. Dr. Haider’s experience in management education and his extensive public service background, including as Budget Director and Chief Financial Officer of the City of Chicago, Deputy Assistant Secretary of the U.S. Treasury and service in the U.S. Office of Management and Budget, bring to the Board a valuable perspective on strategy, public policy and regulation of financial services.

H. Eugene Lockhart	Director since 2004
Age 62

Since May 2011, Mr. Lockhart has served as Senior Advisor to Berenson & Company LLC, an independent financial advisory and investment management firm, and as managing partner of LB Capital, an investment management firm Mr. Lockhart owns with Berenson & Company. Since May 2005, Mr. Lockhart has been a Partner in Diamond Castle Holdings, LLC, an independent private equity investment fund based in New York, New York. Since January 2002, Mr. Lockhart has been a Venture Partner for Oak Investment Partners, a venture capital investment firm. Mr. Lockhart served at AT&T Corporation as President of Consumer Services from July 1999 until February 2000 and as President and Chief Marketing Officer from February 1999 until June 1999. From April 1997 until October 1998, Mr. Lockhart served as President, Global Retail, of Bank of America Corporation, a financial services firm, and from January 1994 until April 1997, he served as President and Chief Executive Officer of MasterCard International, Inc., a credit card company. Mr. Lockhart is a member of the American Institute of Certified Public Accountants. Mr. Lockhart also serves as a Director of RadioShack Corporation (NYSE: RSH), and Huron Consulting Group, Inc. (NASDAQ: HURN). Mr. Lockhart is Chair of the Thomas Jefferson Foundation at Monticello. In prior years, Mr. Lockhart also served as the Chair of the Darden Foundation at the University of Virginia, as well as the Chair of the University of Virginia Board of Managers. Mr. Lockhart’s experience in chief executive officer and other senior executive roles in the financial services industry including, among others, as Chief Executive Officer of MasterCard International, his private equity and venture capital experience and financial and business acumen from a long career in financial services provide a valuable perspective to the Board on operations, strategy, finance, and debt and capital markets transactions.

Continuing Directors for Term Ending Upon the 2013 Annual Meeting of Shareholders (Class III Directors):

Nathaniel F. Bradley IV	Director since 2003
Age 55

Mr. Bradley is the Chairman of the Board of Directors of Asset Acceptance Capital Corp. He joined our predecessor, Lee Acceptance Company, in 1979 and co-founded Asset Acceptance Corp. in 1994. Mr. Bradley served as Vice President of our predecessor from 1982 until 1994 and was promoted to President of Asset Acceptance Corp. in 1994. He was named our Chief Executive Officer in June 2003. He became Chairman of the Board in March 2006. Mr. Bradley served as our President and Chief Executive Officer until his retirement effective January 1, 2009. Mr. Bradley’s experience as Chief Executive Officer and co-founder of the Company and his history in the accounts receivable management industry give him unique insights into the Company’s challenges, opportunities and operations.

Anthony R. Ignaczak	Director since 2003
Age 47

Mr. Ignaczak joined Quad-C Management, Inc., a private equity firm, in 1992 and has, since May 1993, been a Partner with Quad-C Management, Inc. in Charlottesville, Virginia. Prior to 1992, Mr. Ignaczak was an Associate with the Merchant Banking Group at Merrill Lynch and a member of the Mergers and Acquisitions department of Drexel, Burnham, Lambert Inc. He was named our Independent Presiding Director in February 2006. Mr. Ignaczak’s private equity and investment banking experience provides the Board with his expertise on debt and capital markets transactions, and his experience in operations and strategy from his oversight of Quad-C’s many portfolio companies.

William I Jacobs	Director since 2004
Age 70

Mr. Jacobs formed WIJ & Associates, a business consulting firm, in 2002 as its President. Prior to that time Mr. Jacobs served as Executive Vice President, Global Resources, and then Senior Executive Vice President, Strategic Ventures, of MasterCard International. Mr. Jacobs is a Director of Global Payments, Inc. (NYSE: GPN). Mr. Jacobs formerly was a director of Investment Technology Group, Inc. (NYSE: ITG) and Alpharma, Inc. (NYSE: ALO). Mr. Jacobs’ extensive knowledge of financial and accounting issues and his background as Senior Executive Vice President of MasterCard International, coupled with his service on other public company boards, provide a valuable perspective to the Board on financial, accounting and strategic matters.

Continuing Directors for Term Ending Upon the 2014 Annual Meeting of Shareholders (Class II Directors):

Terrence D. Daniels	Director since 2003
Age 69

Mr. Daniels has been a Partner with Quad-C Management, Inc., a private equity firm based in Charlottesville, Virginia, since its formation in November 1989. Prior to November 1989, Mr. Daniels served as Vice Chairman and Director of W.R. Grace & Co., as Chairman, President and Chief Executive Officer of Western Publishing Company, Inc. and as Senior Vice President for Corporate Development of Mattel, Inc. Mr. Daniels’ prior service in senior executive roles in larger companies and his experience as founder and Chairman of Quad-C Management bring a unique perspective to the Board on matters involving operations, strategy and debt and capital markets transactions.

Rion B. Needs	Director since 2009
Age 49

Mr. Needs is the President and Chief Executive Officer of Asset Acceptance Capital Corp. Prior to joining Asset Acceptance Capital Corp. in July 2007 as Senior Vice President and Chief Operating Officer, Mr. Needs held executive positions at American Express, most recently as Senior Vice President and General Manager of Purchasing Services. Mr. Needs’ prior positions at American Express also included Senior Vice President of Global Finance Operations and Business Transformation, and Senior Vice President and General Manager of Corporate Travel. Mr. Needs served as Senior Vice President and Chief Operating Officer of Asset Acceptance Capital Corp. until December 31, 2008. On January 1, 2009, he became President and Chief Executive Officer and a Director of the Company. Mr. Needs’ experience in financial services management gives him a valuable perspective on the Company’s processes, and development of its analytical and information technology capabilities. His day-to-day leadership of the Company as our Chief Executive Officer provides him with intimate knowledge of our operations.

Information Regarding the Board of Directors

Director Independence:	The Board has determined that each of Ms. Adams, Mr. Bradley, Mr. Daniels, Dr. Haider, Mr. Ignaczak, Mr. Jacobs and Mr. Lockhart are independent as defined under Rule 5605 of the listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”). With respect to Mr. Lockhart, the Board specifically considered his position as a senior advisor to Berenson & Co., which provided financial advisory services to the Company in 2011, taking note that Mr. Lockhart is not a managing member, managing partner or an executive officer of Berenson. The Board determined that this relationship would not interfere with Mr. Lockhart’s exercise of independent judgment as a Director.

Number of Meetings in 2011:	The Board met 11 times in 2011. All of the Directors attended at least 75% of the Board and respective Committee meetings which were held during their time of service on the Board and such Committees, other than Mr. Daniels.

Board Committees:	The Board has three standing Committees: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee. The Board has adopted a written charter for each Committee, which are available on the Company’s website at http://investors.assetacceptance.com. Under their respective charters, each of these Committees is authorized and assured of appropriate funding to retain and consult with external advisors, consultants and counsel.

Audit Committee:	The Audit Committee met 4 times during 2011.

Members:

¡ William I Jacobs (chairperson) ¡ Jennifer L. Adams ¡ Donald Haider

Responsibilities:

¡  Primary function is to assist the Board in fulfilling its financial oversight responsibilities.

¡  Reviews the financial information provided to Shareholders and the Securities and Exchange Commission (“SEC”).

¡  Oversees the corporate accounting and financial reporting practices.

¡  Appoints our independent registered public accounting firm.

¡  Approves the scope of the audit and related audit fees.

¡  Monitors systems of internal financial controls and financial reporting processes, including compliance with Section 404 of the Sarbanes-Oxley Act.

The Audit Committee is not responsible for the planning or conduct of audits, or the determination that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles.

The Board has determined that (1) Mr. Jacobs is an “audit committee financial expert,” as defined in Item 407 of SEC Regulation S-K; (2) each member of the Audit Committee is independent under Rule 5605 of the listing standards of NASDAQ; and (3) each member of the Audit Committee is financially literate and qualified to serve on the Committee under Rule 5605 of the listing standards of NASDAQ.

The Board has adopted a written charter for the Audit Committee, which is available on our website at http://investors.assetacceptance.com.

Compensation Committee:	The Compensation Committee met 6 times during 2011.
Members:

¡ Donald Haider (chairperson) ¡ Jennifer L. Adams ¡ Anthony R. Ignaczak ¡ William I Jacobs

The Board has determined that each member of the Compensation Committee is independent under Rule 5605 of the listing standards of NASDAQ.

Responsibilities:

¡  Primary function is to consider and establish executive officer compensation, and the compensation programs, plans, benefits and awards for executive officers under the Company’s Stock Incentive Plan.

¡  Considers and recommends Director compensation to the Board.

¡  Reviews and discusses with management the Company’s Compensation Discussion and Analysis included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

¡  Prepares annual Compensation Committee Report.

¡  Evaluates the performance of the Company’s executive officers.

¡  Oversees the Company’s succession planning for its executive officers.

The Board has adopted a written charter for the Compensation Committee which is available on our website at http://investors.assetacceptance.com.

The Compensation Committee Charter does not provide for any delegation of the Committee’s authority regarding executive officer and director compensation. Our Chief Executive Officer makes recommendations to the Compensation Committee on most compensation matters involving executive officers other than himself, including base salary, annual cash incentive compensation and equity awards. Our Chief Financial Officer provides information to the Committee on the financial impact of equity awards. Our General Counsel and our Vice President-Human Resources provide information to the Compensation Committee. Our Chief Executive Officer, Chief Financial Officer, General Counsel and Vice President-Human Resources did not make recommendations on, or participate in decisions with, the Committee about their own compensation.

From time to time the Compensation Committee has engaged Frederic W. Cook & Co., Inc., a compensation consultant, to provide data and recommendations on executive officer or Director compensation for the Committee’s consideration, including an analysis of survey and competitive information, and recommendations about the structure of equity awards. Frederic W. Cook & Co. has not provided consulting services to our management.

Nominating and Corporate Governance Committee:	The Nominating and Corporate Governance Committee met 4 times during 2011.
Members:

¡ Jennifer L. Adams (chairperson) ¡ Donald Haider ¡ Anthony R. Ignaczak ¡ William I Jacobs

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under Rule 5605 of the listing standards of NASDAQ.

Responsibilities:

¡  Develops and recommends to the Board criteria for Board and Board Committee membership and oversees searches to identify potential candidates.

¡  Assists the Board in identifying, screening and recommending qualified candidates to serve as Directors and reviews Director candidates submitted by Shareholders.

¡  Recommends to the Board the nominees to fill new positions or vacancies as they occur among the Directors.

¡  Reviews independence requirements under applicable law or rules of NASDAQ.

¡  Reviews Code of Business Conduct and Corporate Governance Policies periodically and recommends appropriate changes.

¡  Oversees the annual evaluations of the Board and its Committees.

¡  Considers and acts upon conflicts of interest, including related party transactions required to be disclosed in this Proxy Statement and other filings under applicable SEC guidelines, in accordance with the procedures set forth in our Code of Business Conduct and our charter for the Nominating and Corporate Governance Committee.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee which is available on our website at http://investors.assetacceptance.com.

Corporate Governance

General:	The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our shareholders well and maintaining the Company’s integrity in the marketplace. We maintain a Code of Business Conduct for directors, officers and employees and have adopted Corporate Governance Policies, which, in conjunction with the Certificate of Incorporation, Bylaws and Board committee charters, form the framework for the governance of the Company. All of these documents are available at http://investors.assetacceptance.com. We will post on this web site any amendments or waivers of these standards for directors and executive officers. The Board annually reviews its corporate governance practices and policies as set forth in its Code of Business Conduct and Corporate Governance Policies.

Board Leadership:	Mr. Bradley served as Chairman of the Board, President and Chief Executive Officer until January 1, 2009 when he retired as President and Chief Executive Officer, continuing as our non-executive Chairman. Mr. Needs succeeded Mr. Bradley as President and Chief Executive Officer and became a Director on January 1, 2009.

As a result of Mr. Bradley’s prior role as both Chairman of the Board and Chief Executive Officer, we established the role of a lead independent director known as the Independent Presiding Director. Mr. Ignaczak has served as our Independent Presiding Director since March 1, 2006 and continues in this role.

The Independent Presiding Director (i) serves as a liaison between independent Directors and the Chief Executive Officer and other members of senior management; (ii) consults with the Chairman of the Board, the Chief Executive Officer and the Corporate Secretary on the agenda for Board of Directors meetings; (iii) presides at Board of Directors meetings in the absence of the Chairman of the Board and on any matters on which the Chairman of the Board has a conflict of interest; and (iv) handles other matters as may be requested by the Chairman of the Board and other independent Directors.

We believe that our separation of the roles of Chairman and Chief Executive Officer is appropriate so that we continue to have the benefit of Mr. Bradley’s experience with the Company in his leadership of the Board. Moreover, we believe that the Chief Executive Officer’s primary responsibility is to run the Company. Our structure permits the Chief Executive Officer to focus his entire energy on the challenges that the Company is facing in the current business environment. At the same time, the Board chose also to continue to have an Independent Presiding Director to perform the functions described above.

We recognize that different board leadership structures may be appropriate for companies in different situations. We believe that our present structure provides strong leadership for our Board, while also positioning our CEO as the leader of the Company in the eyes of our employees and other stakeholders, and is the optimal structure for our Company at this time.

Risk Oversight:	The Board has an active role, as a whole and also at the Committee level, in overseeing management of the Company’s risks. This includes working with management to determine and assess the Company’s strategy toward risk management and mitigation. While the Board oversees the Company’s risk management and establishes policies, Company management is responsible for day-to-day risk management processes. The Board and its Committees administer their risk oversight function through regular, periodic reporting from and discussions with management appropriate to the nature and magnitude of the particular risk and, where appropriate, take action related to the subject matter. The Audit Committee oversees management of financial risks and risks related to financial reporting, the audit process and internal controls over financial reporting. The Compensation Committee oversees management of risks relating to executive compensation plans and arrangements. The Nominating and Corporate Governance Committee oversees management of risks associated with Board independence and conflicts of interest. While each Committee is responsible for evaluating certain risks and overseeing management of those risks, the entire Board is regularly informed through Committee reports about those risks. The Board’s leadership structure permits frank assessments and discussions of risks with the CEO, and in executive sessions among independent directors only.

Nomination of Directors:	The Nominating and Corporate Governance Committee, in accordance with its charter and the Board’s governance principles, seeks to select a Board that is, as a whole, strong in its collective knowledge and has diverse skills and experience concerning accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk assessment, industry knowledge, and corporate governance. When reviewing a potential candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of Director attributes. In considering whether to recommend any candidate for inclusion as a Director nominee, the Committee will apply the criteria set forth in the Corporate Governance Policies adopted by the Board and in applicable Committee charters. These criteria include the candidate’s character and integrity, business acumen, experience inside and outside of the business community, personal commitment, diligence, lack of conflicts of interest and the ability to act in the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies. While the Committee does not have a policy in regard to the consideration of diversity in identifying director nominees, its evaluation criteria include diversity factors such as race, gender or experience in determining which candidates would be desirable additions to the Board.

The Committee will consider nominations submitted by shareholders. Shareholders who wish to recommend a nominee may do so by writing to:

Edwin L. Herbert
Secretary
Asset Acceptance Capital Corp.
28405 Van Dyke Avenue
Warren, Michigan 48093

To be considered by the Committee for nomination and inclusion in our Proxy Statement for our 2013 Annual Meeting of Shareholders, a shareholder recommendation for a Director must be received by our Secretary no later than February 9, 2013. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Committee may also seek additional biographical and background information from any candidate. The shareholder making the recommendation must also provide (i) his or her name and address, (ii) the number of shares of our Common Stock beneficially owned by such shareholder, and (iii) a description of any arrangement or understanding between the shareholder and any other person with respect to the recommendation or any material interest of the shareholder in the recommendation.

The process followed by the Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, which may include a search firm or outside consultant, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. Assuming the appropriate biographical and background material is provided for candidates submitted by shareholders, the Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. All Director nominees recommended for election by the shareholders at the 2012 Annual Meeting are current members of the Board.

The Committee did not receive any nominations from shareholders for the 2012 Annual Meeting.

Shareholder Communications with Directors:	The Board has established a process for shareholders to communicate with members of the Board. The chairperson of the Nominating and Corporate Governance Committee is responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. The chairperson of the Nominating and Corporate Governance Committee will forward all communications to all Directors if they relate to appropriate matters and may include his or her suggestions or comments. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Shareholders who wish to send communications to the Board may do so by writing to:

Ms. Jennifer L. Adams
Chairperson of the Nominating and Corporate Governance Committee
Asset Acceptance Capital Corp.
28405 Van Dyke Avenue
Warren, MI 48093

Annual Meeting Attendance Policy:	The Board’s policy is that all Directors should attend the Annual Meeting of Shareholders if reasonably possible. All members of the Board of Directors other than Dr. Haider attended the 2011 Annual Meeting of Shareholders.

Board and Director Evaluation:	The Board conducts annual performance evaluations of the Board as a whole and the individual Committees.

Compensation of Directors and Stock Ownership Guidelines

General:	We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. In establishing Director compensation, we consider the significant amount of time that our Directors expend in fulfilling their duties to the Company and the skills required of our Directors. We also believe that we should pay additional compensation to Directors who assume higher levels of responsibility, including Committee members and Committee chairs.

Cash Compensation:	Our non-associate Directors were compensated for services provided in 2011 as a Director in the following manner:

¡    Each non-associate Director received an annual retainer of $25,000, paid in equal quarterly increments of $6,250 in advance. Our Directors have the right to elect part or all of their retainer to be paid in nonqualified stock options or deferred stock units (which are settled in shares of our common stock) as more fully described below.

¡ Non-associate Directors were paid $1,000 for participation in any regularly scheduled Board meeting whether held in person or by conference call.

¡    The Chairman of the Audit Committee received a fee of $3,500 for participation in an Audit Committee meeting, regardless of whether the meeting was scheduled for in person or telephonic participation. Other members of the Audit Committee received a fee of $2,000 for participation in a meeting, regardless of whether the meeting was scheduled for in person or telephonic participation.

¡    The Chairman of the Compensation Committee received a fee of $2,000 for participation in a Compensation Committee meeting, regardless of whether the meeting was scheduled for in person or telephonic participation. Other members received a fee of $1,000 for participation in a Compensation Committee meeting, regardless of whether the meeting was scheduled for in person or telephonic participation.

¡    Members of the Nominating and Corporate Governance Committee, including the Committee Chair, received a fee of $1,000 for participation in a meeting, regardless of whether the meeting was scheduled for in person or telephonic participation.

¡ All fees are reduced by 50% for telephonic participation in a Board or Committee meeting scheduled for in person participation.

¡    The Company pays the cost of medical, dental and vision care insurance for Mr. Bradley while he serves as Chairman of the Board, per the terms of Mr. Bradley’s January 1, 2009 retirement as Chief Executive Officer.

Beginning January 1, 2012, we discontinued per meeting fees for participation in Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meetings and instead pay fixed amounts for service on Committees as follows: Audit Committee, $15,000 per year for the Committee Chair and $7,500 per year for other Committee members; Compensation Committee, $10,000 per year for the Committee Chair and $7,500 per year for other Committee members; and Nominating and Corporate Governance Committee, $5,000 per year for the Committee Chair and $2,500 for other Committee members. Fees for service on any other Committee established by the Board will be $2,500 per meeting for the Committee Chair and $1,000 per meeting for other members of the Committee.

Equity-Based Compensation:	All nonqualified stock options awarded to Directors vest fully upon grant, and all restricted stock units awarded to our non-associate Directors vest when the Director discontinues service with the Board, because we want the manner in which we pay our non-associate Directors to be fully consistent with their ability to exercise independent judgment on our behalf.

Each non-associate Director received awards of an option to purchase 5,000 shares of our common stock and 1,667 restricted stock units in May 2011, for the year of service ending with our May 2011 Annual Meeting of Shareholders, to further align Directors’ interests with those of the shareholders. Beginning this year we will instead make an award of restricted stock units having a grant date value of $55,000 to each non-associate Director for the year of service ending with our May 2012 Annual Meeting of Shareholders.

As stated above, each non-associate Director was entitled to make an election to receive all or part of his or her 2011 retainer in the form of deferred stock units or nonqualified stock options, in increments of twenty-five percent, fifty percent, seventy-five percent or one hundred percent of the amount of the Director’s retainer. The election had to be made in advance of the calendar year for which payment is earned, and could not be revoked in order to comply with Section 409A of the Internal Revenue Code which imposes restrictions on the deferral of compensation. Awards of deferred stock units or nonqualified stock options elected in place of the cash retainer were made on a quarterly basis, on the date the cash retainer amount would have been paid.

If a non-associate Director elects deferred stock units, the cash retainer is converted to a deferred stock unit on a dollar for dollar basis. For example, if a Director elected to have his or her full quarterly retainer payment of $6,250 paid in deferred stock units, and the closing price of our stock on the date scheduled for the quarterly retainer payment is $10.00, then the Director would receive deferred stock units representing 625 notional shares of our stock (that is $6,250 divided by $10.00 equals 625). The shares underlying the deferred stock units are issuable upon the occurrence of specified events elected by the Director in advance of the calendar year for which payment is earned.

If a non-associate Director elects stock options, the cash retainer is converted to a stock option by (1) multiplying the cash retainer times three, (2) multiplying that product by the percentage of the cash retainer that the Director had elected to have paid in nonqualified stock options, and (3) dividing that product by the closing price of the stock on the grant date. For example, if a Director elected to have his or her full quarterly retainer payment of $6,250 provided in nonqualified stock options, and the closing price of our stock on the date scheduled for the quarterly retainer payment is $10.00, then the Director would receive an option for 1,875 shares of stock (that is, three multiplied by $6,250 equals $18,750, multiplied by 100% equals $18,750, divided by $10.00 equals 1,875).

Awards of deferred stock units or nonqualified stock options elected in place of the cash retainer are made in whole units or whole shares subject to the option.

Stock Ownership Guidelines:	The Board believes that ownership of Company stock by directors enhances the commitment of Directors to the Company’s future and aligns their interests with those of other Company shareholders. Therefore, the Board has a policy of requiring non-associate Directors to hold Company stock or units of at least three times their annual retainer within five years after becoming a Director. Each new Director is required to have some investment in Company stock within one year after joining the Board. All of the Company’s current non-associate Directors have attained the minimum stock ownership levels based on holdings as of March 15, 2012.

Expenses:	Directors were reimbursed for their reasonable expenses in attending Board and Committee meetings.

This table shows all fees and other compensation paid to our non-associate Directors for all services during 2011. Mr. Needs, our President and Chief Executive Officer, received no compensation for his services as a Director.

Name	Fees Earned or Paid In Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Jennifer L. Adams	96,000	7,585	11,213		114,798
Nathaniel F. Bradley IV	36,500	7,585	11,213	11,815	67,113
Terrence D. Daniels	32,000	7,585	11,213		50,798
Donald Haider	57,500	7,585	11,213		76,298
Anthony R. Ignaczak (5)	59,500	7,585	11,213		78,289
William I Jacobs	83,000	7,585	11,213		101,798
H. Eugene Lockhart	48,500	7,585	11,213		67,298
William F. Pickard (6)	9,250				9,250

(1)	Includes all fees for Board and Committee service, including service on special committees, and includes amounts deferred by the election of deferred stock units in place of cash retainer payments. Amounts elected to be deferred, and the form of compensation elected by the Directors in connection with the deferral, are as follows: Mr. Daniels elected to defer 100% of his retainer, or $25,000, into deferred stock units; Dr. Haider elected to defer 100% of his retainer, or $25,000, into deferred stock units; Mr. Ignaczak elected to defer 100% of his retainer, or $25,000, into deferred stock units; and Dr. Pickard elected to defer 100% of his retainer, or $6,250, into deferred stock units. Please see the table on page 21 for more information on the deferred stock units elected in place of the cash retainer payment.

(2)	The amounts reported in the Stock Awards column represent the grant date fair value of restricted stock units awarded in May 2011 to each non-associate Director, computed in accordance with FASB ASC Topic 718. Please refer to Note 10 to our consolidated financial statements set forth in our 2011 Annual Report to Shareholders for a statement of the assumptions we made in regard to the valuation of the restricted stock units.

(3)	The amounts reported in the Option Awards column represent the grant date fair value of options awarded in May 2011 to each non-associate Director, computed in accordance with FASB ASC Topic 718. Please refer to Note 10 to our consolidated financial statements set forth in our 2011 Annual Report to Shareholders for a statement of the assumptions we made in regard to the valuation of the option awards.

(4)	The expense incurred by the Company for medical, dental and vision care insurance for Mr. Bradley.

(5)	Mr. Ignaczak does not receive additional compensation for acting as our Independent Presiding Director.

(6)	Dr. Pickard did not stand for election at our May 2011 Annual Meeting of Shareholders. The table shows compensation for Dr. Pickard for services to the May 2011 Annual Meeting of Shareholders.

The following table shows the grant date fair value of all deferred stock units awarded to our non-associate Directors in 2011, based on their elections to defer all or a portion of their cash retainers.

Name	Grant Date	Number of Deferred Stock Units	Grant Date Fair Value ($)(1)
Terrence D. Daniels	February 14, 2011 May 12, 2011 August 12, 2011 November 14, 2011	1,038 1,374 1,420 2,036	6,249 6,252 6,248 6,251

Donald Haider	February 14, 2011 May 12, 2011 August 12, 2011 November 14, 2011	1,038 1,374 1,420 2,036	6,249 6,252 6,248 6,251

Anthony R. Ignaczak	February 14, 2011 May 12, 2011 August 12, 2011 November 14, 2011	1,038 1,374 1,420 2,036	6,249 6,252 6,248 6,251

William F. Pickard	February 14, 2011	1,038	6,249

(1)	This column shows the grant date fair value of the deferred stock units, computed in accordance with FASB ASC Topic 718, that were awarded to the non-associate Directors in 2011. Please refer to Note 10 to our consolidated financial statements set forth in our 2011 Annual Report to Shareholders for a statement of the assumptions we made in regard to the valuation of these deferred stock units.

As of December 31, 2011, the last day of our fiscal year, our non-associate Directors held the following deferred stock units, restricted stock units and nonqualified stock options:

Name	Deferred Stock Units (#)	Restricted Stock Units (#)	Stock Options (#)

Jennifer L. Adams	4,935	6,668	78,125

Nathaniel F. Bradley IV	-	5,001	69,912

Terrence D. Daniels	20,092	6,668	82,692

Donald Haider	17,626	6,668	80,042

Anthony R. Ignaczak	20,092	6,668	82,692

William I Jacobs	-	6,668	65,351

H. Eugene Lockhart	4,935	6,668	82,692

Compensation Discussion and Analysis

Overview:	This Compensation Discussion and Analysis (“CD&A”) describes our overall executive compensation philosophy, objectives, policies and practices and specifically analyzes the total compensation for the following executive officers (the “Named Executive Officers”):

¡ Rion B. Needs, President and Chief Executive Officer;

¡ Reid E. Simpson, Senior Vice President-Finance and Chief Financial Officer;

¡ Deborah L. Everly, Senior Vice President and Chief Acquisitions Officer;

¡ Todd C. Langusch, Vice President-Chief Information Officer; and

¡ Mark J. Cavin, Vice President-Collections.

This CD&A places in perspective the compensation information contained in the tables and other data that follow this discussion under the caption “Executive Compensation”.

Executive Summary:	Our executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and execute the Company’s strategic plans and to achieve performance necessary to increase shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base salary, annual incentive compensation and long-term incentive awards which are comprised of a mix of non- qualified stock options and performance-based and time vesting restricted stock units.

Our Focus and Accomplishments in 2011.

In 2011 we continued our focus on making our cost structure more competitive while increasing productivity, took advantage of our new COGENT® debt collection platform, improved our analytics and streamlined our business model, and improved our capital structure through refinancing our credit facilities to obtain greater borrowing capacity and covenant flexibility, positioning the Company for growth in future years.

In this regard, our 2011 accomplishments include, among other things:

¡ Increased fully diluted earnings per share from a loss of $0.05 per share in 2010 to a gain of $0.39 per share in 2011;

¡ Increased Adjusted EBITDA, which is essentially our cash collections less cash operating expenses, by 15.5%, from $149.7 million in 2010 to $172.9 million in 2011;

¡ Increased our return on invested capital from .06% in 2010 to 6.55% in 2011;

¡  Increased total cash collections by 6.4%, from $328.8 million in 2010 to $350.0 million in 2011;

¡  Reduced our cost to collect, or our operating costs expressed as a percent of total cash collections, from 60.0% in 2010 to 52.9% in 2011, a 710 basis point improvement;

¡ Increased our purchases of charged-off consumer debt by 18.4%, from $136.0 million in 2010 to $160.9 million in 2011;

¡ Increased the estimated remaining collections on our purchased portfolios of charged-off consumer debt by 10.4%, from $748.8 million at December 31, 2010 to $826.9 million at December 31, 2011; and

¡ Refinanced our credit facilities with a $95.5 million revolving credit facility maturing in November 2016 and a $175 million term loan maturing in November 2017.

Key Compensation Objectives.

While we enumerate in greater detail below the objectives of our compensation program, our primary objective is to align executive compensation to shareholder value through pay for performance. We do this through a mix of base salary, annual incentive compensation and long-term incentive compensation in the form of equity awards that are performance-based or vest over time.

We also have several governance programs and other practices in place to align executive compensation with shareholder interests and to reduce the likelihood that our compensation programs might encourage inappropriate levels of risk-taking. These include executive officer stock ownership guidelines, limited perquisites, use of tally sheets and clawback provisions.

Key Compensation Decisions for 2011.

Base Salary. Although we undertook a number of key initiatives in 2010 that led to improved 2011 performance, given overall 2010 results, we did not increase the base salary of our Chief Executive Officer in 2011. We increased the base salary of our Vice President-Chief Information Officer from $235,000 to $250,000 in April 2011, in accordance with the terms on which we hired him in November 2010. We increased the base salaries of the other Named Executive Officers in April 2011 by 2% in recognition of their 2010 performance and in light of our consideration of the market for their positions.

Annual Incentive Compensation. We achieved 105.2% of our Adjusted EBITDA target under our 2011 annual incentive compensation plan. In determining Adjusted EBITDA performance under our 2011 annual incentive compensation plan, we added back $335,100 of consulting, legal and other fees to Adjusted EBITDA. We determined to add back these expenses to Adjusted EBITDA in determining performance under the plan because they were not budgeted for 2011 and could not have been anticipated by management. Our CEO’s annual incentive compensation is based on overall Company performance against target. Our other Named Executive Officers’ annual incentive compensation is based on the achievement of the Company’s Adjusted EBITDA goal and personal goals. Our other Named Executive Officers achieved most or all of their personal goals under our annual incentive compensation plan. As a consequence of our strong 2011 performance, we paid annual incentive compensation for 2011 that exceeded target levels for all of the Named Executive Officers.

Long-Term Incentive Compensation. We made grants of equity awards consisting of a mix of nonqualified stock options, performance-based restricted stock units tied to the achievement of one, two and three year cumulative return on invested capital, and time-based restricted stock units, all vesting over a several year period, to motivate performance to drive Company results over the longer term. We made an award of time-based restricted stock units to our Chief Financial Officer in January 2011 to reward his performance, to increase his equity awards to a level we believed commensurate with his role for the Company and to further align his interests with shareholder interests.

Our Compensation Program:	The Role of the Compensation Committee. Our Compensation Committee makes all decisions on how we compensate our executive officers, including our Named Executive Officers.

Our Compensation Committee evaluates our Chief Executive Officer’s performance based on the Company’s performance as a whole. As part of the process, our Chief Executive Officer provides the Committee with his assessment of our other executive officers’ performances during the prior fiscal year and makes recommendations to the Committee regarding their base salaries, individual goals, annual cash incentive compensation and the size of equity awards. The Committee independently evaluates all recommendations and makes all final compensation decisions in executive session. The Committee assesses executive compensation overall, including incentive plans, to provide a mix of compensation that promotes sustained improvements in Company performance and avoids excessive short-term risk taking.

The Compensation Committee has, among other things, taken the following actions:

¡ Conducted ongoing, annual succession planning for all executive officer positions;

¡ Incorporated the use of tally sheets into its evaluation and determination of executive compensation;

¡    Incorporated a clawback provision applicable to executive officers into the Company’s annual incentive compensation plan to permit recapture of bonuses based on material financial statement inaccuracies that impact the calculation of bonuses under the plan;

¡ Incorporated clawback provisions in employment and change in control agreements; and

¡ Established executive officer stock ownership guidelines.

Our Business. Our core business consists of purchasing and collecting defaulted or charged-off consumer accounts receivable portfolios. Charged-off receivables are the unpaid obligations of individuals to credit originators, such as credit card issuers, consumer finance companies, retail merchants, telecommunications and utility providers. Since these receivables are delinquent or past due, we are able to purchase them at a substantial discount. We purchase and collect charged-off consumer receivable portfolios for our own account. We are among the largest businesses in our industry.

The Importance of Our Code of Business Conduct. We pay our executive officers in a manner that we believe will motivate them to execute our business strategy and create shareholder value by achieving the financial performance we want for the Company, consistent with the ethical behavior prescribed in our Code of Business Conduct. Our Annual Incentive Compensation Plan for Management (the program under which most management associates are awarded annual cash incentive compensation, including all of the Named Executive Officers) provides that, in addition to non-financial consequences, any violation of the Code of Business Conduct will result in complete forfeiture of any bonus which would otherwise be earned under this Plan.

Our Compensation Philosophy. We intend our executive compensation programs to encourage and reward efforts that create shareholder value by aligning our executive officers’ individual performance with our short-term and long-term corporate goals. To that end, the compensation provided to our executive officers includes: base salary, short-term annual cash incentive compensation and long-term equity incentive compensation. In addition, we provide retirement and other benefits, including our broad-based 401(k) and health and welfare plans.

In determining each executive officer’s total compensation, we consider individual performance, the importance of the person’s role to the Company, market ranges of pay for the position, internal pay equity and our overall financial performance. We strive to have a compensation structure which facilitates both the retention of existing executive officers and the recruitment of new executive officers.

Risk Mitigation. The Committee is mindful of structuring executive compensation in a manner that motivates sustained Company performance over time and does not induce inappropriate or excessive risk taking to produce short-term results. The equity awards we provide our executive officers are a substantial part of their compensation and vest over a several year period, which rewards sustained Company performance over an extended period of time. The Compensation Committee has established stock ownership guidelines for executive officers which we believe discourage excessive risk-taking. We also have a clawback provision in our Annual Cash Incentive Plan that permits the Company to recapture bonus payments made to executive officers based on material financial statement inaccuracies that impact the calculation of bonuses under the plan. We included this provision to have a mechanism for adjusting the compensation that is paid to our executive officers to reflect the actual results of their performance, which may not be fully known or understood immediately following the completion of the performance period.

Our annual cash incentive compensation goal is based on our Earnings Before Interest, Taxes, Depreciation and Amortization, including purchased receivable amortization (“Adjusted EBITDA”) metric and rewards cash collections in excess of cash operating expenses. Our “investment committee” approach to purchasing charged-off consumer debt, which requires increasing levels of oversight for larger purchases, including the involvement of a member of our Board of Directors for the largest purchases, mitigates against the risk of inappropriate debt purchases to increase short-term cash collections. We have also rewarded our executive officers for achieving a cost-to-collect goal, which mitigates against incurring excessive operating expenses to increase short-term cash collections.

Use of Tally Sheets. Our General Counsel, Human Resources and Finance Departments support the Committee’s work with data and legal analysis, including preparation of tally sheets to show total compensation for each executive officer and the weighting of the various components of compensation. The tally sheets include annual compensation, both actual and target, the value and potential of long-term incentive awards, stock ownership, benefits, perquisites and potential payouts under certain provisions of employment agreements, so that the Committee understands total compensation for each executive officer and the relative weighting of the components of total compensation.

Use of a Consultant; Benchmarking. The Compensation Committee periodically engages Frederic W. Cook & Co., Inc. (“Cook”), global compensation consultants, to provide market data and recommendations to the Committee.

In consulting with the Committee, Cook has used publicly available data for the following publicly traded, U.S. based financial services companies, taking into account the business, revenues, operating income, number of employees and market capitalizations of the companies in establishing the peer group. Three of these firms are our direct competitors and eleven are not.

¡ Advance America, Cash Advance Centers, Inc.
¡ Asta Funding, Inc. *
¡ Altisource Portfolio

¡ CompuCredit Holdings
¡ Consumer Portfolio Services, Inc.
¡ Credit Acceptance Corporation
¡ Encore Capital Group, Inc. *
¡ First City Financial
¡ Global Cash Access
¡ Ocwen Financial Corp.
¡ Portfolio Recovery Associates, Inc. *
¡ QC Holdings, Inc.
¡ World Acceptance Corp.
¡ SWS Group
* Direct competitors.

In January 2011 the Committee engaged Cook to provide a competitive review of long-term incentive compensation.

The Committee from time to time uses the publicly available market data for the peer group companies on base salaries, annual cash incentive compensation and long-term equity incentives as one of several factors in determining executive compensation. Because the comparative compensation information is just one of several analytical tools that are used in setting executive compensation, the Compensation Committee determines the nature and extent of its use. Additionally, given the limitations associated with comparative pay information for setting individual executive compensation, although the Committee considers comparative information, the Committee may not always follow it in the course of making compensation decisions.

Other factors considered include individual performance, the importance of the particular executive officer’s responsibilities to the Company’s business, and the desire of the Committee to attract and retain experienced and talented executive officers to enable us to execute successfully our business model.

Our Objectives. The principal objectives of our compensation program are to:

¡ Permit us to recruit and retain talented and well-qualified executive officers to serve in leadership positions;

¡ Retain experienced and talented executive officers to lead our organization over the long-term, and succeed into positions of increasing responsibility;

¡ Build corporate and shareholder value by:

- Focusing our executive officers on achieving objectives critical to implementing our business strategy;
- Ensuring that our executive officers take a long-term perspective while also concentrating on achievement of annual goals;

-   Holding executive officers directly accountable for results by placing a major portion of compensation in at-risk incentives based on achievement of performance objectives and creation of shareholder value; and

- Ensuring that our executive officers do not engage in inappropriate or excessive risk-taking.

¡ Motivate our executive officers to succeed by providing compensation that is based on performance without promoting excessive risk-taking;

¡ Offer compensation opportunities that are fair in relation to the compensation of other associates and reasonable from the perspective of shareholders;

¡ Safeguard our business, including protecting it from competition and other adverse activities by the executive officer during and after employment;

¡ Compensate executive officers in an efficient and cost-effective manner, taking into consideration accounting and tax consequences; and

¡ Fully comply with applicable rules and regulations.

Components of Compensation:	We structure compensation to motivate our executive officers to achieve both our short-term financial performance goals and our long-term strategic goals, while minimizing inappropriate levels of risk-taking. We do this through a combination of the following four components:

¡ Base salary;

¡ Annual incentive compensation;

¡ Long-term incentive compensation; and

¡ Retirement and other benefits.

Set forth below is a summary of the principal objectives and features of each of these components:

Base Salary

Principal Objectives	Principal Features

¡  Ensures a basic level of compensation

¡  Rewards the experience and skill of the individual

¡  Recognizes the importance of the role to the Company

¡  Provides motivation for career development within the Company

¡ Reviewed annually ¡ Not dependent on achievement of specific Company goals ¡ Varies by scope of responsibilities, skills and comparable market compensation

Annual Incentive Compensation

Principal Objectives	Principal Features

¡  Rewards annual Company performance that meets the goal

¡  Rewards and differentiates based on achievement of personal goals aligned with Company strategic initiatives

¡  Provides greater incentives to those persons most accountable for overall Company performance

¡  Motivates without creating excessive risk-taking

¡  Company and personal goals approved annually

¡  Threshold, target and maximum levels are set

¡  Paid by March 15 based on audited prior year results

¡  Chief Executive Officer’s compensation based solely on Company performance

¡  Clawback provision that permits the Company to recapture bonuses to executive officers based on material financial statement inaccuracies that impact the calculation of bonuses under the plan

¡  No payment to anyone who violates the Company’s Code of Business Conduct

Long-Term Incentives

Principal Objectives	Principal Features

¡  Rewards Company performance over time that increases share price without promoting excessive risk-taking

¡  Aligns executive officer interests with shareholder interests

¡  Rewards employment longevity

¡  Provides significant equity ownership opportunity to those executive officers most responsible for Company performance

¡  Attracts and retains executive officers

¡  Promotes long-term accountability

¡  Non-qualified stock option awards, vesting over time

¡  Performance-based restricted stock units tied to one, two and three year cumulative return on invested capital, vesting over time

¡  Time-vested restricted stock units for retention

¡  Amounts awarded reflect considerations of individual performance, internal pay equity, promotions and retention of the individual

¡  Mix of types of awards and terms based on an assessment of what is appropriate to motivate long-term performance without promoting excessive risk-taking

Retirement and Other Benefits

Principal Objectives	Principal Features

¡  Provide tax-qualified retirement savings plan

¡  Provide health and welfare plan benefits

¡  Encourages a long-term employment relationship with the Company

¡  Provide modest perquisites if deemed appropriate to specific circumstances

¡  Permit participation in Company 401(k) and health and welfare plans on same terms available to all Company associates

¡  Modest perquisites provided that are specific to the executive officer’s circumstances

2011 Executive Compensation:	We do not use a specific formula to allocate total compensation among the various elements of our compensation programs.

We did not increase the base salary of Mr. Needs in 2011. We increased the base salary of Mr. Langusch in accordance with the terms on which we hired him in November 2010 and made 2% increases in the base salaries of our other Named Executive Officers. We exceeded our target Company Adjusted EBITDA performance for 2011 under our annual cash incentive compensation plan and our Named Executive Officers achieved most or all of their personal goals established under the plan. Consequently, in accordance with our annual incentive compensation plan, we paid annual incentive compensation for 2011 that exceeded individual target levels of annual incentive compensation for each Named Executive Officer to reward 2011 performance. We paid Ms. Everly incentive compensation tied to our purchases of charged-off consumer debt pursuant to our employment agreement with her. The Company made equity awards to each of Messrs. Needs, Simpson, Cavin and Langusch and Ms. Everly to enhance their commitment to the long-term success of the Company.

The table below shows our allocation of total compensation.

Allocation of Elements of Compensation in 2011

Name	Base Salary (%)	Annual Incentive Compensation (%)	Long-Term Incentive Compensation (Equity Awards) (%)(1)	Other (%)(2)
Rion B. Needs, Chief Executive Officer	33.8	35.6	30.3	0.3

Reid E. Simpson, Chief Financial Officer	27.9	28.3	30.7	13.1

Deborah L. Everly, Chief Acquisitions Officer	49.2	30.9	19.4	0.5

Todd C. Langusch, Vice President – Chief Information Officer	58.9	27.2	9.2	4.7

Mark J. Cavin Vice President – Collections	56.1	24.2	14.8	4.9

(1)	Equity awards are valued at the grant date fair value computed in accordance with FASB ASC Topic 718, as reflected in our Summary Compensation Table included below. Please refer to Note 10 to our consolidated financial statements set forth in our 2011 Annual Report to Shareholders for a statement of the assumptions we made in regard to the valuation of these awards.
(2)	The percentages of compensation shown in the “Other” column include compensation paid Messrs. Simpson, Langusch and Cavin to induce them to join the Company and to relocate to the Detroit, Michigan area, including a sign-on bonus paid to Mr. Simpson to induce him to join the Company.

Base Salary:	We pay a base salary or fixed amount of money to our Named Executive Officers in return for their dedicated services and expertise in their respective positions. We did not increase the base salary of our Chief Executive Officer in 2011. We increased the base salary of our Vice President-Chief Information Officer in accordance with the terms on which we hired him. We increased the base salaries of our other Named Executive Officers by 2%.

Annual Cash Incentive Compensation:	Our 2011 Annual Incentive Compensation Plan for Management, the second component of our compensation, was comprised of two parts: (1) the opportunity for our executive officers to earn annual cash incentive compensation based on the achievement of Company financial goals measured by a formula based upon Adjusted EBITDA, and (2) the opportunity for our executive officers, other than Mr. Needs who is compensated solely based on the achievement of Company goals, to earn annual cash incentive compensation based on the achievement of defined personal goals. We design these personal goals to align executive officer individual performance directly with the achievement of our strategic objectives. Our Compensation Committee approves both Company and personal goals. Mr. Needs’ opportunity as the Chief Executive Officer to earn annual cash incentive compensation under the plan is based solely on the achievement of the Company’s financial goals because he is responsible for Company performance overall. No incentive compensation was available under our 2011 Annual Incentive Compensation Plan for Management for an executive officer who violates our Code of Business Conduct. The plan also contains a clawback provision giving the Board the right to reimbursement of overpayments to executive officers under the plan in the event of a material restatement of the Company’s financial statements.

Company Goals and 2011 Performance. We believe that Adjusted EBITDA is an important indicator of our annual performance. We use Adjusted EBITDA for planning purposes, including the preparation of budgets and forecasts, and as a measure of operating performance for a financial covenant in our credit agreement. Adjusted EBITDA essentially measures our cash collections, less cash operating expenses, or the free cash we have to spend to purchase additional portfolios of charged-off consumer debt, service our debt, pay income taxes and for other purposes.

We established the Adjusted EBITDA target goal for the 2011 Annual Incentive Compensation Plan for Management in March 2011 based on our then expectations about the liquidation or collection rates of the portfolios we had purchased prior to 2011, anticipated collections from current year portfolio purchases, and anticipated operating expenses for the year.

For 2011, the Adjusted EBITDA target goal under our plan was $167,521,528. The threshold goal for our performance was $150,250,058, 89.7% of target Adjusted EBITDA, and the maximum goal was $179,248,035, 107% of target Adjusted EBITDA.

We chose the threshold goal because it equaled our 2010 Adjusted EBITDA, increased by the amount of cash restructuring charges and contract termination expense incurred in 2010 that we did not expect to have again in 2011. Target Adjusted EBITDA equaled our 2011 budgeted Adjusted EBITDA. We chose the maximum goal because it represented a difficult level of Adjusted EBITDA to achieve. Our 2011 Adjusted EBITDA under the plan was $176,292,746, 105.2% of target. Adjusted EBITDA under the plan is determined prior to the calculation of incentive payments under the plan and, as a consequence, differs from our reported 2011 Adjusted EBITDA of $172,907,902. In determining Adjusted EBITDA under the plan we also added back $355,100 of consulting, legal and other fees, as stated above.

Other than our Chief Executive Officer whose incentive compensation depends solely on Company performance, each of our Named Executive Officers had a target bonus under the plan based 50% on the achievement of Company target Adjusted EBITDA and 50% based on the achievement of all personal goals. Each was eligible to receive up to a maximum of 200% of his or her target bonus related to 2011 Adjusted EBITDA for achievement of the maximum Adjusted EBITDA goal under the plan. Our Named Executive Officers, other than our Chief Executive Officer, each received a payout of 163.54% of his or her target bonus related to the achievement of Adjusted EBITDA for performance of 105.2% of target. Our Chief Executive Officer, whose incentive compensation is based solely on Company performance, received total incentive compensation of 131.8% of his target 2011 incentive compensation.

By achieving Adjusted EBITDA at 105.2% of target, we produced an additional $8,024,954 of Adjusted EBITDA above target for the Company, net of the additional $746,264 in incentive compensation for achieving this level of Adjusted EBITDA. We believe that it is important to reward performance that exceeds target in order to drive superior performance that benefits shareholders. Consequently, our 2011 plan provided for an increasing payout of incentive compensation based on exceeding target up to the maximum payout for achieving 107% of target.

Personal Goals. The 2011 personal goals varied by individual depending on the breadth and nature of the executive officers’ responsibilities and how these contributed to the Company’s performance. For example, Mr. Needs’ annual incentive compensation is based solely on performance of the Company. We strive to closely correlate personal goals to the achievement of the Company’s strategic initiatives intended to drive future performance.

Examples of individual performance objectives applicable to one or more of our Named Executive Officers for 2011 included:

¡ reduction in the Company’s cost to collect its charged-off debt portfolios Company-wide and by business unit;

¡ exceeding targets for purchases and collection of charged-off consumer debt;

¡ meeting standards for compliance and operating controls;

¡ implementation of enhanced cash management strategies;

¡ obtaining a new credit facility with increased borrowing capacity and flexibility;

¡ improvements in retaining account representatives with the Company; and

¡ implementation of business unit process improvements.

Some personal goals were qualitative in nature and some were quantitative. All related directly to execution of specific Company initiatives and fundamental business strategies and, we believe, were important to achieving sustainable improvements in Company financial performance over time.

With respect to quantitatively measured personal goals, the Company had a maximum target to reduce cost to collect as a percentage of overall cash collections by 600 basis points to 54.0% from 60.0% in 2010. We measure cost to collect as operating expenses divided by cash collections. We reduced cost to collect by 710 basis points to 52.9%.

Mr. Simpson achieved 90% of his 2011 personal goals. Ms. Everly achieved 88% of her 2011 personal goals. Mr. Langusch achieved 100% of his 2011 personal goals. Mr. Cavin achieved 83% of his 2011 personal goals.

As a debt buyer, we are highly dependent for future growth and profitability on our ability to purchase charged-off consumer debt at attractive prices. As a consequence, we have provided in Ms. Everly’s employment agreement an annual cash incentive to complete the purchases of charged-off consumer debt that we collect by paying her 5 basis points (.05%) of the direct cost of all charged-off debt purchased by us, with a reduction in the incentive payments if cash collections are lower than projected, based on a formula we have provided in her employment agreement. For 2011, that resulted in $61,515 in incentive payments to Ms. Everly.

We believe that establishing individual goals for our Named Executive Officers, other than our Chief Executive Officer, who has Company-wide accountability, promotes accountability for each executive officer’s personal performance and helps differentiate our executive officers’ compensation based on individual contributions, assuming achievement of threshold Company performance under the plan.

Bonus Percentages. We set 2011 target incentive compensation as a percentage of base salary for each of our executive officers, ranging from 80% of base salary for our Chief Executive Officer and Chief Financial Officer, to 50% of base salary for our Chief Acquisitions Officer and 35% of base salary for our Vice President-Chief Information Officer and Vice President-Collections.

We believe that our executive officers with greater responsibility and ability to influence Company results should have a greater percentage of their pay at risk and a greater opportunity to be paid more when the Company performs well.

For 2011, our Named Executive Officers could have earned the following for individual and Company performance under our 2011 Incentive Compensation Plan for Management, expressed as a percentage of base salary: Mr. Needs and Mr. Simpson, 0% to 120%; Ms. Everly, 0% to 75%; and Mr. Langusch and Mr. Cavin, 0% to 52.5%. For 2011, our Named Executive Officers earned the following for actual individual and Company performance under our 2011 Incentive Compensation Plan for Management, expressed as a percentage of base salary: Mr. Needs, 105.4%; Mr. Simpson, 101.4%; Ms. Everly, 62.8%; Mr. Langusch, 46.1%; and Mr. Cavin, 43.1%.

Equity Compensation:	The granting of equity awards for the purposes of establishing long-term incentives is the third component of our compensation programs. We believe that having an annual equity incentive award program for executive officers and other key associates is important to motivate them to increase the value of our stock and to retain their services for the long-term.

We chose a schedule of making annual equity awards to executive officers and other key associates during the first quarter of each year so that we make awards taking into consideration, among other things, the prior year’s performance by the Named Executive Officers. The awards we made in March 2011 to Mr. Needs, Ms. Everly, Mr. Langusch and Mr. Cavin were a mix of the following:

¡ stock options vesting ratably over a four year period;

¡ time-based restricted stock units vesting ratably over a three year period beginning with the second anniversary of the grant date; and

¡  performance-based restricted stock units, vesting one third per year based on achievement of cumulative return on invested capital over one, two and three year periods, with the opportunity for later vesting of shares not vested in years one or two if the cumulative return on invested capital target is achieved in year two or three.

We made a separate award to Mr. Simpson in January 2011 of 48,465 time-based restricted stock units vesting one third per year on the anniversary of his May 17, 2010 date of employment to reward his performance as our Chief Financial Officer following his employment and to increase his equity awards to a level we believed appropriate for his role with the Company.

We chose the mix and terms of the equity awards taking into consideration the practices of our peer group companies, recommendations from Cook, our desire to have performance-based restricted stock units that would be dependent upon Company performance over several years, and our desire to have awards that would vest over time to encourage sustained Company performance and to discourage excessive short-term risk taking. Each restricted stock unit represents the contingent right to receive one share of Company common stock. We chose one, two and three year cumulative returns on invested capital for the performance-based restricted stock units to reward performance, including increased earnings and effective use of our balance sheet and capital, over a several year period.

We determined for each of Mr. Needs, Ms. Everly, Mr. Langusch and Mr. Cavin a number of “option equivalents” which were then allocated one-third each in March 2011 awards to stock options, time-vested restricted stock units and performance- based restricted stock units. The “option equivalent” basis we used in determining the number of restricted stock units to be awarded in relation to stock options involved a conversion ratio of option shares to restricted stock units of 3 to 1 for time-vested restricted stock units and 2.25 to 1 for performance-based restricted stock units based on recommendations from Cook given the inherent greater risk in realizing value from stock options and performance-based restricted stock units as opposed to time-vested restricted stock units. In light of the January 2011 award of time-vested restricted stock units to Mr. Simpson, we did not grant him additional equity awards in March 2011 using this “option equivalent” approach. We did however, grant each Named Executive Officer other than Mr. Needs additional time-vested restricted stock units in March 2011 to reward their individual contributions to significant Company initiatives in 2010. We determined the size of the award of additional time-vested restricted stock units to each based on an assessment of the magnitude of their 2010 contributions to advance key Company initiatives intended to position the Company for profitable growth in a year in which none qualified for cash incentive payments under our annual cash incentive compensation plan and for which they were paid small discretionary bonuses.

We believe this mix of equity awards will provide a strong incentive to increase the value of our common stock over a sustained period of time and for the Named Executive Officers to remain with the Company.

The performance-based restricted stock units awarded to the Named Executive Officers in March 2011 had a 2011 return on invested capital performance condition of 5.43%. We define return on invested capital as the quotient, expressed as a percentage, obtained by dividing (x) the product obtained by multiplying (i) income (loss) from operations times (ii) 1 minus the tax rate for the relevant year, by (y) total capital, consisting of the sum of (i) average notes payable, plus (ii) average capitalized lease obligations, plus (iii) average equity. Cumulative return on invested capital is the simple average of the relevant annual return on invested capital percentages. We achieved return on invested capital of 6.55% for 2011, which resulted in the March 2012 vesting of one third of the performance-based restricted stock units awarded in March 2011. For purposes of the cumulative return on invested capital criteria for vesting of the remaining two-thirds of those units, we adjusted the 2011 return on invested capital from 6.55% to 7.19% by adding back the same $355,100 of legal, consulting and other fees we added back to Adjusted EBITDA for purposes of determining performance under our annual cash incentive compensation plan. We also added back $1,500,573 in expenses related to our resolution of the FTC’s investigation of the Company in determining 2011 return on invested capital. The Compensation Committee exercised its discretion in making these adjustments because these expenses had not been included in establishing return on invested capital targets.

We have not disclosed the 2012 and 2013 targets for return on invested capital because we believe doing so would provide our competitors insight into our expected use of and returns on capital in our highly competitive industry. We set these 2012 and 2013 targets based on the returns we expect to achieve on our debt and equity capital and at levels that are challenging but achievable with strong management performance.

In the absence of a promotion, new hire employment inducement or other specific circumstances, we make awards to our Named Executive Officers based on a number of factors, including market data, prior year performance, importance to the Company and retention, all with a view to aligning their interests with shareholder interests and motivating performance.

We made 2011 awards to each of the Named Executive Officers as follows:

¡ Mr. Needs. 66,667 stock options, 22,222 time-based restricted stock units, and 29,630 performance-based restricted stock units.

¡ Mr. Simpson. 63,184 time-based restricted stock units.

¡ Ms. Everly. 11,290 stock options, 12,237 time-based restricted stock units and 5,018 performance-based restricted stock units.

¡ Mr. Langusch. 5,181 stock options, 2,379 time-based restricted stock units and 2,303 performance-based restricted stock units.

¡ Mr. Cavin. 4,351 stock options, 7,424 time-based restricted stock units and 1,934 performance-based restricted stock units.

Executive Officer Stock Ownership Guidelines. In March 2009 our Compensation Committee established stock ownership guidelines for our executive officers. We believe that our executive officers should accumulate and hold ownership in Company stock to align performance with shareholder interests, to demonstrate confidence in the Company and to deter excessive risk taking. Stock ownership includes:

¡ Shares owned directly;

¡ Shares owned by a spouse or other immediate family member residing in the same household; and

¡ Shares held in trust for the benefit of the executive officer or immediate family member residing in his or her household.

Unexercised stock options and unvested restricted stock units do not count toward satisfaction of the guidelines.

Executive officers who have not met the ownership guidelines are required to retain 50% of the shares, net of taxes and option exercise payments, following exercise of stock options or receipt of shares upon vesting of restricted stock units. Although the Company does not prohibit executive officers from hedging shares of Company stock, hedged shares are excluded from the calculation of ownership levels under the guidelines.

Our specific stock ownership guidelines for executive officers are:

Chief Executive Officer	1.0 times base salary
Other Named Executive Officers	.75 times base salary

Based on our closing price per share of $4.78 on the March 15, 2012 record date for our annual meeting, Mr. Needs owns Company stock having a value of at least 1.0 times his base salary and Ms. Everly owns Company stock having a value of at least 0.75 times her base salary.

Retirement and Other Benefits:	We have set forth below a description of our retirement and other benefits, the fourth component of compensation for our Named Executive Officers.

Retirement Plans. We provide a tax-qualified 401(k) retirement savings plan. All of our associates, including our executive officers, are able to contribute a percentage of their compensation to the plan on a before-income tax basis up to the compensation limit prescribed by the Internal Revenue Service (“IRS”), which was $245,000 for 2011. The IRS also prescribes the maximum employee contribution in any given year. For 2011, the IRS employee contribution limit was $16,500, and employees age 50 or older could make an additional catch-up contribution of $5,500.

Associate contributions are fully vested upon contribution. Based on improved operating results, we reinstated a Company matching contribution in August 2011 of 100% on the first 3% of contributions, increased for 2012 to 100% on the first 3% of contributions and 50% on the next 2% of contributions. Matching contributions vest 100% once an associate has achieved two years of service with the Company, as defined in the plan.

Perquisites and Other Benefits. We do not pay or reimburse our Named Executive Officers for club memberships or cars.

Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers, using the tally sheets prepared with respect to our executive officers in its analysis. Perquisites, however, are not a material part of our compensation programs.

Employment Agreements:	We have employment agreements with the following Named Executive Officers:

¡    Rion B. Needs. In July 2007, we entered into an employment agreement with Mr. Needs to induce him to join us as our Chief Operating Officer and to specify the terms of his employment. This employment agreement was amended and restated in its entirety on January 21, 2009, to reflect the appointment of Mr. Needs as our President and Chief Executive Officer effective January 1, 2009.

¡ Reid E. Simpson. We entered into an employment agreement in May 2010 with Mr. Simpson, our Chief Financial Officer, in connection with his employment.

¡    Deborah L. Everly. In October 2007, we entered into an employment agreement with Ms. Everly to reflect her promotion to Chief Acquisitions Officer and to reflect the terms of her substantially increased compensation. This employment agreement was amended and restated in its entirety in September 2009, principally to conform selected provisions of her employment agreement to those of Mr. Needs’ agreement related to the term, severance benefits upon a change in control, a clawback for severance benefits and limitations related to so-called parachute payments under tax laws. In February 2010, we entered into a restated employment agreement with Ms. Everly, effective January 1, 2010, to provide for a reduction in Ms. Everly’s incentive payments tied to our investments in purchased debt if cash collections are lower than projected, based on the formula provided in the restated agreement.

Each of the employment agreements with Messrs. Needs and Simpson and Ms. Everly offers the executive officer protection in the event we terminate the executive officer without cause or if we substantially breach an agreement (as those terms are defined in the agreements). In addition, each of those employment agreements offers the covered executive officer protection in the event we terminate him or her without cause or if we substantially breach their agreement within one year of a change in control (as those terms are defined in the agreements).

Each of the employment agreements protects us by subjecting the executive officer to certain confidentiality, non-competition and non-interference provisions, as well as the clawback provisions described below under the caption “Executive Compensation-Potential Payments upon Termination or Change in Control.” A more detailed description of these employment agreements is set forth below under the captions “Executive Compensation – Employment Agreements” and “Executive Compensation – Potential Payments upon Termination or Change in Control”.

Our Compensation Committee approves all employment agreements and change in control agreements.

Tax Implications; Deductibility of Executive Compensation:	Section 162(m) of the Internal Revenue Code limits the Company’s tax deduction to $1 million each for compensation paid to, or accrued for the Company’s Chief Executive Officer, Chief Financial Officer and the next three highest paid executive officers as of the end of the fiscal year, unless the compensation is based on nondiscretionary, pre-established performance goals. The entire amount of each Named Executive Officer’s compensation earned during fiscal year 2010 was deductible.

The Compensation Committee generally structures executive compensation to minimize the impact of the limitations of Section 162(m) of the Internal Revenue Code. However, from time to time the Compensation Committee may approve compensation that may not be deductible when it believes that the compensation serves to motivate performance or aids in our efforts to retain and attract talented executive officers. Therefore, deductibility is not the sole factor used in setting the appropriate levels or modes of compensation and some compensation paid by the Company in the future may not be fully deductible under Section 162(m).

Deferred Compensation:	The Company does not maintain any nonqualified deferred compensation plans.

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation for the last three fiscal years of the Company’s principal executive officer, principal financial officer and the other three most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation ($)(4)	Total ($)
Rion B. Needs President and Chief Executive Officer	2011 2010 2009	500,000 500,000 500,000		-0- -0- -0-	279,482 155,815 140,155	168,984 92,182 253,022	527,080 -0- -0-	3,013 90 11,115	1,478,560 748,087 904,292

Reid E. Simpson Senior Vice President Finance – Chief Financial Officer	2011 2010	345,074 212,500	(5)	-0- 19,833	379,334 75,300	-0- 82,266	349,961 -0-	160,434 61,318	1,234,803 451,217

Deborah L. Everly Senior Vice President – Chief Acquisitions Officer	2011 2010 2009	309,044 304,500 304,500		-0- 11,419 -0-	93,004 54,535 32,394	28,617 32,265 19,252	193,956 53,798 60,381	2,977 54 9,216	627,599 456,571 425,743

Todd C. Langusch Vice President – Chief Information Officer (6)	2011	244,688		-0-	25,236	13,133	112,849	19,391	415,297

Mark J. Cavin Vice President – Collections (6)	2011 2010	233,432 230,000		-0- 8,050	50,440 6,262	11,029 25,927	100,509 -0-	20,504 106,231	415,914 376,470

(1)	This column discloses the aggregate grant date fair value of the awards as computed in accordance with FASB ASC Topic 718. The awards to Mr. Needs, Ms. Everly, Mr. Langusch and Mr. Cavin include performance based restricted stock units for which the grant date fair value is based upon the probable outcomes of performance conditions. Assuming achievement of the highest level of performance conditions, the value of the performance based awards would have been as follows: Mr. Needs, $159,706 for 2011, $155,815 for 2010 and $140,155 for 2009; Ms. Everly, $27,047 for 2011, $54,535 for 2010 and $32,394 for 2009; Mr. Langusch, $12,413 for 2011; and Mr. Cavin, $10,424 for 2011. Please refer to Note 10 to our consolidated financial statements set forth in our 2011 Annual Report to Shareholders for a statement of the assumptions we made in regard to the valuation of the stock awards.

(2)	This column discloses the aggregate grant date fair value of the awards as computed in accordance with FASB ASC Topic 718. Please refer to Note 10 to our consolidated financial statements set forth in our 2011 Annual Report to Shareholders for a statement of the assumptions we made in regard to the valuation of the option awards.

(3)	The amounts included in this column reflect cash incentive compensation awarded under the Company’s Annual Incentive Compensation Plan for Management, and with respect to Ms. Everly, $61,515 in 2011, $53,798 in 2010 and $60,381 in 2009 paid as debt purchasing incentive payments.

(4)

The amounts included in All Other Compensation for 2011 are derived from the following: (1) Contributions by the Company to our 401(k) Plan: Mr. Needs, $2,923; Mr. Simpson, $2,923; Ms. Everly, $2,923; Mr. Langusch, $2,673; and Mr. Cavin, $2,802 (2) group term life insurance premiums paid by the Company for coverage in excess of $50,000 for the benefit of the executive officer: Mr. Needs, $90, Mr. Simpson, $138; Ms. Everly, $54; Mr. Langusch $60; Mr. Cavin, $138; (3) perquisites and personal benefits: Mr. Simpson, $60,628 and Mr. Langusch, $11,760; (4) gross-up to cover payment of taxes on payments to reimburse relocation and temporary living expenses: Mr. Simpson, $32,995, Mr. Langusch, $4,898 and Mr. Cavin, $17,564, and (5) payment to Mr. Simpson of $63,750 as the balance of his sign-on bonus in connection with his May 17, 2010 employment by the Company, paid on his relocation to Detroit, Michigan area. The perquisites and personal benefits we provided to Mr. Simpson in 2011 were as follows: relocation and temporary living expenses, $60,628. The perquisites and personal benefits we provided to Mr. Langusch were as follows: relocation and temporary living expenses, $11,760.

(5)	Mr. Simpson began employment as our Chief Financial Officer on May 17, 2010 at an annual base salary of $340,000. Because Mr. Simpson was not one of our Named Executive Officers in 2009, his 2009 compensation is not shown.

(6)	Mr. Langusch began employment as our Vice President-Chief Information Officer in November 2010. Mr. Cavin began employment as our Vice President-Collections in December 2009. Because Mr. Langusch was not one of our Named Executive Officers in 2009 and 2010, his 2009 and 2010 compensation is not shown. Because Mr. Cavin was not one of our Named Executive Officers in 2009, his 2009 compensation is not shown.

Employment Agreements

Rion B. Needs. We have an employment agreement with Mr. Needs that provides for his service as our President and Chief Executive Officer. The agreement provides for a minimum annual base salary ($500,000 at December 31, 2011) subject to annual review at the discretion of our Board of Directors. We made employment inducement equity awards to Mr. Needs under the terms of his employment agreement in 2007. We amended his employment agreement effective January 1, 2009 to provide for additional equity awards in 2009, 2010, 2011 and 2012 in the form of a mix of (1) stock options vesting in 25% annual increments over a four-year period, (2) performance-based restricted stock units or (3) other types of equity awards, with the foregoing together having a total value equal to not less than 250,000 “option equivalents” to purchase shares of our stock in 2009 and 62,500 “option equivalents” to purchase shares of our stock in each of 2010, 2011 and 2012. Mr. Needs is also entitled to participate in our annual incentive compensation plan with a target bonus of 80% of base salary. The agreement provides Mr. Needs with the right to participate in health, life and disability plans that we provide. Mr. Needs is also subject to confidentiality, as well as non-competition and non-interference provisions under his employment agreement. The non-competition and non-interference obligations continue for a period of two years after termination of employment and the confidentiality obligations continue indefinitely.

Reid E. Simpson. We entered into an employment agreement with Mr. Simpson effective May 17, 2010, when he began employment with us. The agreement provides for Mr. Simpson’s service as our Senior Vice President-Finance and Chief Financial Officer. The agreement provides for a minimum base salary ($346,800 at December 31, 2011) subject to annual review at the discretion of our Board of Directors. Mr. Simpson is also entitled to participate in our annual incentive compensation plan with a target bonus of 80% of base salary. We made employment inducement equity awards to Mr. Simpson in 2010 under the terms of his employment agreement consisting of 23,000 non-qualified stock options vesting ratably over 4 years and 10,000 restricted stock units vesting ratably over 4 years. The agreement also provides for a sign-on bonus, fifty percent paid on the beginning of his employment and fifty percent on his relocation to the Detroit, Michigan area, and for the payment of certain relocation and temporary living expenses to facilitate Mr. Simpson’s move to the Detroit, Michigan area. The employment agreement provides Mr. Simpson with the right to participate in health, life and disability plans that we provide. Mr. Simpson is also subject to confidentiality, as well as non-competition and non-interference provisions under his employment agreement. The non-competition and non-interference obligations continue for a period of one year after termination of employment and the confidentiality obligations continue indefinitely.

Deborah L. Everly. We have an employment agreement with Ms. Everly that provides for her services as our Senior Vice President and Chief Acquisitions Officer. The agreement provides for a minimum base salary ($310,590 at December 31, 2011) subject to annual review at the discretion of our Board of Directors. Ms. Everly is also entitled to participate in our annual incentive compensation plan, with a target bonus of 50% of her base salary. In addition, Ms. Everly is entitled to a bonus of 5 basis points (0.05%) of the direct cost of the charged-off consumer debt purchased by us, less adjustments if certain performance conditions are not met, as provided in her agreement. The employment agreement provides for certain equity awards in the form of restricted stock units and options that Ms. Everly received in 2007. We have also provided Ms. Everly with the ability to participate in external executive training programs at our expense. The employment agreement also subjects Ms. Everly to confidentiality, as well as non-competition and non-interference provisions. The non-competition and non-interference obligations continue for a period of one year after termination of employment and the confidentiality obligations continue indefinitely.

Each of the employment agreements with Messrs. Needs and Simpson and Ms. Everly have the following comparable provisions with respect to the term, severance benefits, a clawback for severance benefits and limitations related to so-called parachute payments under tax laws:

Term of Employment. Each of these agreements has an initial term ending December 31, 2011, which term will be automatically extended for additional one-year terms unless, at least two years before the end of the applicable term, either party gives notice of its intent not to extend such term or the agreement is terminated in accordance with its termination provisions. In any case, the term of each agreement cannot be extended beyond December 31, 2018.

Severance Benefits – Termination without Cause, for Substantial Breach or Change in Control. For a discussion of our obligations to make payments of severance benefits to these executives if he or she is terminated without “Cause” or resigns after a “Substantial Breach” (as such terms are defined in the employment agreements), including any termination within one year after the effective date of a “Change in Control” (as defined in each of the employment agreements), see below “Executive Compensation – Potential Payments upon Termination or Change in Control”.

Clawback – For Cause Matters; Substantial Decline in Stock Price. For a discussion of clawback provisions limiting the payment of severance benefits, see below “Executive Compensation – Potential Payments upon Termination or Change in Control”.

Certain Limitations – Parachute Payments. If any payments to which any of these executives is entitled pursuant to his or her respective employment agreement would otherwise constitute a parachute payment under Internal Revenue Code Section 280G, then, pursuant to the terms of such employment agreement, such payments will be subject to reduction to the extent necessary to assure that the executive receives the greater of (i) the amount of those payments which would not constitute such a parachute payment or (ii) the after-tax amount of benefits after taking into account any excise tax imposed on such payments.

For a discussion of the allocation of elements of compensation in 2011, see the discussion under the caption “Compensation Discussion and Analysis – 2011 Executive Compensation.”

Grants of Plan-Based Awards for Fiscal Year 2011

The following table provides information regarding equity plan awards granted during fiscal 2011 to the executives listed in the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2011

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold (#)	Target (#)	Maximum (#)
Rion B. Needs	3/29/11	7,408	14,815	29,630				159,706
President and Chief Executive Officer	3/29/11				22,222			119,777
	3/29/11					66,667	5.39	168,984

Reid E. Simpson	1/6/11				48,465			299,998
Senior Vice President – Chief Financial Officer	3/29/11				14,719			79,335

Deborah L. Everly	3/29/11	1,255	2,509	5,018				27,047
Senior Vice President – Chief Acquisitions Officer	3/29/11				12,237			65,957
	3/29/11					11,290	5.39	28,617

Todd C. Langusch	3/29/11	576	1,152	2,303				12,413
Vice President – Information Technology	3/29/11				2,379			12,823
	3/29/11					5,181	5.39	13,133

Mark J. Cavin	3/29/11	484	967	1,934				10,424
Vice President – Collections	3/29/11				7,424			40,015
	3/29/11					4,351	5.39	11,029

(1)	Represents shares of restricted stock units granted under our 2004 Stock Incentive Plan. Each unit represents the contingent right to receive one share of our common stock for the indicated number of shares, with vesting based on achievement of threshold, target or maximum levels of cumulative return on invested capital over one, two and three year periods with vesting to occur, to the extent performance objectives are achieved, on March 29 of 2012, 2013 and 2014 based on cumulative return on invested capital over the one, two and three year periods. Up to one third of the total number of shares awarded may vest on the first, second and third anniversaries of the grant date, provided that, if performance targets are not met with respect to the first or second year, the awards related to those years may vest in the event that the cumulative effect of the Company’s performance during such period meets the required objective. All vesting is based on continued employment with us. We met the return on invested capital objective of 5.43% for vesting of the maximum number of shares for 2011 performance.

(2)	Represents shares of restricted stock units granted under our 2004 Stock Incentive Plan. Each unit represents the contingent right to receive one share of our common stock for the indicated number of shares. The awards granted on March 29, 2011 vest at the rate of one-third of the restricted stock units on March 29 of 2013, 2014 and 2015, vesting based on continued employment with us. The award granted to Mr. Simpson on January 6, 2011 vests at the rate of one-third of the restricted stock units on May 17, 2011, 2012 and 2013.

(3)	Represents nonqualified stock options granted under our 2004 Stock Incentive Plan. Each option is exercisable for the indicated number of shares of our common stock, with vesting at 25% per year over a four year period on the anniversary of the grant date based on continued employment with us.

(4)	This column discloses the grant date fair value in accordance with FASB ASC Topic 718. Please refer to Note 10 to our consolidated financial statements set forth in our 2011 Annual Report to Shareholders for a statement of the assumptions we made in regard to the valuation of the Stock and Option Awards.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table provides information regarding equity awards outstanding as of December 31, 2011 to the Named Executive Officers listed in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End 2011

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Rion B. Needs President and Chief Executive Officer	August 7, 2007 November 29, 2007 February 25, 2009 March 12, 2010 March 29, 2011	62,500 76,667 8,333 -0-	-0- 76,666 25,000 66,667	9.28 3.57 6.01 5.39	August 7, 2017 February 25, 2016 March 12, 2017 March 29, 2018	16,296 11,111 22,222	63,717 43,444 86,888	29,630	115,853

Reid E. Simpson Chief Financial Officer	May 17, 2010 January 6, 2011 March 29, 2011	5,750	17,250	7.53	May 17, 2017	7,500 32,310 14,719	29,325 126,332 57,551

Deborah L. Everly Chief Acquisitions Officer	August 7, 2007 November 29, 2007 February 25, 2009 March 12, 2010 March 29, 2011	10,000 21,250 5,834 2,917 -0-	-0- -0- 5,833 8,750 11,290	9.28 11.47 3.57 6.01 5.39	August 7, 2017 November 29, 2017 February 25, 2016 March 12, 2017 March 29, 2018	2,593 3,889 12,237	10,139 15,206 47,847	5,018	19,620

Todd Langusch Vice President Chief Information Officer	March 29, 2011	-0-	5,181	5.39	March 29, 2018	2,379	9,302	2,303	9,005

Mark Cavin Vice President – Collections	March 12, 2010 March 29, 2011	2,344 -0-	7,031 4,351	6.01 5.39	March 12, 2017 March 29, 2018	1,042 7,424	4.074 29,028	1,934	7,562

(1)	Represents nonqualified stock options exercisable for the indicated number of shares of our common stock, which vest 25% per year beginning with the anniversary of the grant date based on continued employment with us.

(2)	Represents the unvested portion of restricted stock units, with each unit representing the contingent right to receive one share of our common stock. All vest one third per year beginning with the second anniversary of the grant date with the exception of 7,500 of the unvested restricted stock units held by Mr. Simpson which vest ratably per year on May 17, 2012, 2013 and 2014.

(3)	Value is equal to the closing market price of $3.91 per share on December 31, 2011, multiplied by the indicated number of shares.

(4)	Represents the unvested portion of restricted stock units, with each unit representing the contingent right to receive one share of our common stock for the indicated number of shares, with vesting to occur based on the achievement of threshold, target or maximum levels of cumulative return on invested capital over one, two and three year periods with vesting to occur, to the extent performance measures are achieved, on March 29 of 2012, 2013 and 2014 based on cumulative return on invested capital over the one, two and three year periods. Up to one third of the total number of shares awarded may vest on the first, second and third anniversaries of the grant date, provided that, if performance targets are not met with respect to the first or second year, the awards related to those years may vest in the event that the cumulative effect of the Company’s performance during such period meets the required objective. All vesting is based on continued employment with us. We met the return on invested capital objective of 5.43% for vesting of the maximum number of shares for 2011 performance. The number of shares shown is based on achievement of the maximum levels of cumulative return on invested capital over the one, two and three year periods.

(5)	Value is equal to the closing price of $3.91 per share on December 31, 2011, multiplied by the indicated number of shares.

Option Exercises and Stock Vested for Fiscal Year 2011

The following table provides information concerning shares acquired or vested during 2011 for each of the executive officers named, and includes the value realized on vesting. None of the Named Executive Officers exercised stock options in 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Rion B. Needs	36,307	174,544

Reid E. Simpson	18,655	78,911

Deborah L. Everly	1,296	7,608

Todd C. Langusch	-0-	-0-

Mark J. Cavin	-0-	-0-

(1)	Computed by multiplying the number of shares or units by the closing market price of our common stock on the vesting date.

Pension Benefits

We did not provide any pension plan benefits to our executive officers during 2011.

Nonqualified Deferred Compensation

We did not provide any nonqualified deferred compensation to our executive officers during 2011.

Potential Payments upon Termination or Change in Control

As of December 31, 2011, we had employment agreements with Messrs. Needs and Simpson and Ms. Everly which obligated us to make payments of severance benefits to these executives if he or she is terminated without “Cause” or resigns after a “Substantial Breach”, including any termination within one year after the effective date of a “Change in Control” (as such terms are defined in the employment agreements). For a discussion of these employment agreements, see above “Executive Compensation – Employment Agreements”.

Non-Change in Control. If any of Messrs. Needs and Simpson and Ms. Everly is terminated without “Cause” or resigns after a “Substantial Breach” in a non-“Change in Control” situation, then their respective employment agreements provide that, subject to certain conditions, such terminated executive is entitled to the following severance benefits:

¡	in the case of Mr. Needs, two times his regular base salary in effect at the termination date (subject to certain adjustments); and

¡	in the case of each of Mr. Simpson and Ms. Everly, one times his or her regular base salary in effect at the termination date (subject to certain adjustments).

Change in Control. If any of Messrs. Needs or Simpson or Ms. Everly is terminated without “Cause” or resigns after a “Substantial Breach” within one year after the effective date of a “Change in Control”, each of these executives is entitled to severance benefits equal to the following:

¡

in the case of Mr. Needs, two times his regular base salary and, in the case of Mr. Simpson and Ms. Everly, one times his or her regular base salary, in each case as in effect at the termination date (subject to certain adjustments); plus

¡

in the case of Mr. Needs, two times the amount of his bonus and, in the case of Mr. Simpson and Ms. Everly, one times his or her bonus (including, in the case of Ms. Everly, her purchased receivables bonus), in each case, for the fiscal year immediately preceding the effective date of the “Change in Control”.

“Change in Control” under these employment agreements includes, among other things, the acquisition of 51% or more of the stock of the Company, a sale of substantially all the assets of the Company, and a merger where the Company’s shareholders before the merger do not own a majority of the stock of the resulting company after the merger. “Substantial Breach” under these employment agreements includes, among other things, the assignment of the executive to a position with materially diminished duties and a material reduction in base salary.

Any severance benefits paid to Messrs. Needs or Simpson or Ms. Everly in a “Change in Control” situation would be in lieu of severance benefits payable in a non-“Change in Control” situation.

Clawback – For Cause Matters; Substantial Decline in Stock Price. If within ninety days after the termination date for a termination without “Cause” or resignation after a “Substantial Breach” for any of these executives the Board of Directors of the Company becomes aware of facts that would have justified termination for “Cause”, pursuant to the terms of each of these employment agreements and subject to certain conditions, the Company may refrain from paying any such terminated executive certain unpaid severance obligations or require him or her to repay any such previously paid amounts. In addition, pursuant to the terms of each of these employment agreements and subject to certain conditions, any severance payments will be capped at one times the terminated executive’s regular base salary (at the rate in effect on the termination date) if at any time during the six months after the termination date the price of the Company’s common stock drops below the level specified in his or her employment agreement, which would represent a substantial decline in price, and the Board of Directors determines in good faith that such decline was materially attributable to the action or inaction of such terminated executive.

The following table describes the circumstances that would trigger those payments and the amounts we would be obligated to pay, assuming the triggering event occurred on December 31, 2011.

Name	Termination of Employment Without Cause or Resignation Following Substantial Breach by Company ($)		Termination of Employment Without Cause or Resignation due to Substantial Breach following a Change In Control ($)
Rion B. Needs

Cash Payments	1,000,000	(1)	2,054,160	(2)

Continued Perquisites/Benefits	25,047	(3)	25,047	(3)

Total	1,025,047		2,079,207

Reid E. Simpson

Cash Payments	346,800	(4)	696,787	(5)

Continued Perquisites/Benefits	23,055	(3)	23,055	(3)

Total	369,855		719,842

Deborah L. Everly

Cash Payments	310,590	(4)	566,076	(5)

Continued Perquisites/Benefits	19,751	(3)	19,751	(3)

Total	330,341		585,827

(1)	Includes two times base salary in effect on December 31, 2011. Payments of salary are to be made over a two year period in accordance with our payroll policy (subject to certain adjustments).

(2)	Includes (a) two times base salary in effect on December 31, 2011, and (b) two times actual bonus for 2011. Payments of salary and bonus are to be made in one lump sum amount within 60 days after termination of employment (subject to certain adjustments).

(3)	Includes the reimbursement of COBRA costs for group health, vision and dental benefits plans for a period of 18 months.

(4)	Includes one times base salary in effect on December 31, 2011. Payments of salary are to be made over a one year period in accordance with our payroll policy (subject to certain adjustments).

(5)	Includes (a) one times base salary in effect on December 31, 2011, and (b) one times actual bonus for 2011. Payments of salary and bonus are to be made in one lump sum amount within 60 days after termination of employment (subject to certain adjustments).

Each of the employment agreements imposes confidentiality obligations, and obligations not to compete with the Company or to solicit our associates, suppliers (or sellers) of charged-off debt to us for a period of two years following termination of employment in the case of Mr. Needs and for a period of one year following termination of employment in the case of Mr. Simpson and Ms. Everly.

2004 Stock Incentive Plan

In accordance with the terms of our 2004 Stock Incentive Plan, each of our stock option and restricted stock unit award agreements with our executive officers provides for the early vesting of equity awards and the satisfaction of all conditions to vesting in the event of a “change in position” of the participating associate, such as involuntary termination of employment, following a “change in control” of the Company. The terms that accelerate the vesting of equity awards following a change in control of the Company are the same for all executive officers. The following table shows the amounts that would be realized due to the acceleration of unvested equity awards upon a “change in position” following a “change in control,” assuming the triggering event occurred on December 31, 2011.

Name	“Change in Position” Following “Change in Control”($)(1)
Rion B. Needs	335,969

Reid E. Simpson	213,208

Deborah L. Everly	94,795

Todd C. Langusch	18,307

Mark J. Cavin	40,664

(1)	The amounts shown represent (i) the number of unvested restricted stock units held by the Named Executive Officer on December 31, 2011, multiplied by the $3.91 per share closing price of the Company’s common stock on that date, plus (ii) the intrinsic or “in the money” values of unvested stock options on that date. The intrinsic value is zero for stock options having a per share exercise price greater than $3.91 per share.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this document. Based on that review and our discussions with management, this Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission and in this Proxy Statement.

Donald Haider, Chair

Jennifer L. Adams

Anthony R. Ignaczak

William I Jacobs

Share Ownership and Certain Relationships

Management and Directors

The following table sets forth information regarding the beneficial ownership of our common stock as of March 15, 2012 by:

¡	Each of our Named Executive Officers;

¡	Each of our Directors; and

¡	All of our Directors and executive officers as a group.

The percentage of beneficial ownership is based on 30,684,552 shares of common stock outstanding as of March 15, 2012.

Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class
Nathaniel F. Bradley IV (2) 28405 Van Dyke Avenue, Warren, MI 48093	3,788,382	12.3

Jennifer L. Adams (3) 28405 Van Dyke Avenue, Warren, MI 48093	92,123	*

Terrence D. Daniels (4) (5) 230 East High Street, Charlottesville, VA 22902	11,042,898	36.0

Donald Haider (6) 28405 Van Dyke Avenue, Warren, MI 48093	111,731	*

Anthony R. Ignaczak (4) (7) 230 East High Street, Charlottesville, VA 22902	11,042,898	36.0

William I Jacobs (8) 28405 Van Dyke Avenue, Warren, MI 48093	89,019	*

H. Eugene Lockhart (9) 28405 Van Dyke Avenue, Warren, MI 48093	95,795	*

Rion B. Needs (10) 28405 Van Dyke Avenue, Warren, MI 48093	304,478	*

Reid E. Simpson (11) 28405 Van Dyke Avenue, Warren, MI 48093	37,590	*

Deborah L. Everly (12) 28405 Van Dyke Avenue, Warren, MI 48093	97,646	*

Todd C. Langusch (13) 28405 Van Dyke Avenue, Warren, MI 48093	2,063	*

Mark J. Cavin (14) 28405 Van Dyke Avenue, Warren, MI 48093	6,421	*

All Directors and executive officers as a Group (15 persons) (15)	15,861,991	51.7

*	Ownership is less than 1% of the outstanding shares.

(1)	Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(2)	Includes 1,117,340 shares held by trusts of which Mr. Bradley is co-trustee with his spouse, 1,212,305 shares held by a revocable trust of which Mr. Bradley’s spouse is trustee, and 171,520 shares held by an irrevocable trust of which Mr. Bradley’s spouse is sole trustee (as to which Mr. Bradley disclaims beneficial ownership). Includes 69,912 shares subject to options, which are presently exercisable. Includes 5,001 shares represented by restricted stock units.

(3)	Includes 78,125 shares subject to options which are presently exercisable. Includes 6,668 shares represented by restricted stock units. Includes 6,330 shares represented by deferred stock units.

(4)	The shares of common stock beneficially owned by Messrs. Daniels and Ignaczak include 10,932,051 shares held by AAC Quad-C Investors LLC. Messrs. Daniels and Ignaczak serve as managers of AAC Quad-C Investors LLC and each of them has shared voting and investment power with respect to the shares held by AAC Quad-C Investors LLC. Messrs. Daniels and Ignaczak disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(5)	Includes 82,692 shares subject to options which are presently exercisable. Includes 6,668 shares represented by restricted stock units. Includes 21,487 shares represented by deferred stock units.

(6)	Includes 80,042 shares subject to options which are presently exercisable. Includes 6,668 shares represented by restricted stock units. Includes 19,021 shares represented by deferred stock units.

(7)	Includes 82,692 shares subject to options which are presently exercisable. Includes 6,668 shares represented by restricted stock units. Includes 21,487 shares represented by deferred stock units.

(8)	Includes 65,351 shares subject to options which are presently exercisable. Includes 6,668 shares represented by restricted stock units.

(9)	Includes 82,692 shares subject to options which are presently exercisable. Includes 6,668 shares represented by restricted stock units. Includes 4,935 shares represented by deferred stock units.

(10)	Includes 210,834 shares subject to options which are presently exercisable. Includes 9,877 shares represented by restricted stock units that vest on March 29, 2012.

(11)	Includes 5,750 shares subject to options which are presently exercisable.

(12)	Includes 48,657 shares subject to options which are presently exercisable. Includes 1,673 shares represented by restricted stock units that vest on March 29, 2012.

(13)	Includes 1,295 shares subject to options which are presently exercisable. Includes 768 shares represented by restricted stock units that vest on March 29, 2012.

(14)	Includes 5,776 shares subject to options which are presently exercisable. Includes 645 shares represented by restricted stock units that vest on March 29, 2012.

(15)	The 10,932,051 shares held beneficially by Messrs. Daniels and Ignaczak by virtue of their respective positions as managers of AAC Quad-C Investors LLC are counted once for purposes of calculating the shares beneficially owned by all Directors and executive officers as a group. Includes 884,876 shares held by all directors and executive officers as a group that are subject to options which are presently exercisable. Includes 45,009 shares represented by restricted stock units held by directors. Includes 73,260 shares represented by deferred stock units held by directors. Includes 15,187 shares represented by restricted stock units held by executive officers that vest on March 29, 2012.

Principal Shareholders

The following table provides information about any person not listed in the prior table known by management to have been a beneficial owner of more than 5% of the Company’s Common Stock as of March 15, 2012.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
AAC Quad-C Investors LLC 230 East High Street Charlottesville, VA 22902	10,932,051	(1)	35.6

Heartland Advisors, Inc. William J. Nasgovitz 789 North Water Street Milwaukee, WI 53202	4,346,116	(2)	14.2

The D3 Family Funds 19605 NE 8th Street Camas, WA 98607	4,931,049	(3)	16.1

Lisa R. Bradley 28405 Van Dyke Warren, MI 48093	2,501,165	(4)	8.2

(1)	AAC Quad-C Investors LLC has sole voting and investment power over the 10,932,051 shares. Quad-C Partners VI, LP holds a 98.5222% membership interest in AAC Quad-C Investors LLC, and, as such, may be deemed to beneficially own 10,770,497 shares of common stock held by AAC Quad-C Investors LLC. Quad-C Advisors VI, LLC is the general partner of Quad-C Partners VI, LP, and, as such, may be deemed to beneficially own 10,770,497 shares of common stock held by AAC Quad-C Investors LLC. Each of Terrence D. Daniels and Anthony R. Ignaczak has shared power to dispose of and shared power to vote 10,932,051 shares.

(2)	Heartland Advisors, Inc. reports beneficial ownership of 4,346,116 shares, with shared power to dispose of 4,346,116 shares and shared power to vote 4,230,416 shares.

(3)	The D3 Family Funds, L.P., and others, reporting as a group, report sole power to dispose of and sole power to vote 4,931,049 shares. David Nierenberg has shared power to dispose of and shared power to vote 4,931,049 shares.

(4)	Ms. Bradley, the spouse of our Chairman, Nathaniel F. Bradley IV, reports beneficial ownership of 2,501,165 shares, with shared power to dispose of 1,117,340 shares and shared power to vote 1,117,340 shares. Mr. Bradley includes the 2,501,165 shares reported by Ms. Bradley in his beneficial ownership (with the exception of 171,520 shares held by an irrevocable trust of which Ms. Bradley is sole trustee, as to which Mr. Bradley disclaims beneficial ownership).

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the Board, the Compensation Committee or one of our executive officers, on the one hand, and the Board or the Compensation Committee of any other company, on the other hand, nor has any interlocking relationship existed in the past.

Certain Relationships and Related Party Transactions

On September 30, 2002, Asset Acceptance Holdings LLC entered into a registration rights agreement with Nathaniel F. Bradley IV and others. In February 2004, this agreement was amended to, among other things, include the Company and AAC Quad-C Investors LLC as parties. As amended, this agreement terminated three years after the closing of our initial February 2004 public offering, except for those Shareholders such as Bradley and AAC Quad-C Investors, who own in excess of 1% of the outstanding shares of common stock, for whom termination occurred in February 2011. On May 1, 2008, AAC Quad-C Investors made a request under the registration rights agreement to the Company to register the 10,932,051 shares of Company common stock owned by AAC Quad-C Investors for offer and sale by making a shelf registration on SEC Form S-3. The Company filed the S-3 Registration Statement with the SEC on May 22, 2008. It became effective on June 3, 2008. As of March 15, 2012, AAC Quad-C Investors had not sold any of its shares of Company common stock.

Related Party Transaction Policy

It is the policy of the Company to avoid entering into related party transactions, unless the transaction is properly disclosed to and expressly consented to in writing by the Nominating and Corporate Governance Committee of the Board of Directors. The Company’s policies related to the approval of related party transactions are incorporated into its Code of Business Conduct which deals with conflicts of interest and requires any interested party to disclose the details of any matter that is an actual or apparent conflict of interest to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee must review any conflicts of interests that may affect the Company or any of its executive officers or Board members, and approve any related party transaction. The Nominating and Corporate Governance Committee is required to make any reports to the Board that are required to address any conflict of interest issue as deemed necessary by the Nominating and Corporate Governance Committee. If the Nominating and Corporate Governance Committee determines that the transaction would not be fair to the Company, the Company will not enter into the proposed transaction.

Items to be Voted on by Shareholders

Approval of 2012 Stock Incentive Plan – Item 2

Approval of 2012 Stock Incentive Plan	On February 28, 2012, our Board of Directors adopted the Asset Acceptance Capital Corp. 2012 Stock Incentive Plan (the “2012 Plan”), subject to shareholder approval at the Annual Meeting. A copy of the 2012 Plan is attached to this proxy statement as Attachment A. We suggest that you read the 2012 Plan in its entirety for a more complete understanding of its terms.

The 2012 Plan replaces the Company’s 2004 Plan that expires February 2, 2014. No future grants will be made under the 2004 Plan upon shareholder approval of the 2012 Plan, at which time the 1,645,847 currently available shares under the 2004 Plan will be cancelled for purposes of new grants. To meet the performance–based compensation exemption from the $1 million deduction cap under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the performance measures in a plan must be approved by shareholders every five years. The shareholder approval for the current performance measures in the 2004 Plan will expire at the Company’s 2012 annual meeting.

The purpose of the 2012 Plan is to encourage employees, consultants and directors of the Company to align their interests with those of our shareholders through the ownership of Company common stock. We believe that the 2012 Plan will enhance our ability to attract, motivate and retain qualified employees, consultants and directors and will encourage strong business results through the grant of performance-based awards. The 2012 Plan will provide the Company with greater flexibility to structure performance-based awards in a manner that is intended to retain tax deductibility for performance-based compensation awards. As of the record date, the closing sale price of our common shares was $4.78. Approximately 1,060 employees and 7 non-employee directors are eligible to participate in the 2012 Plan.

Vote Required	We are seeking shareholder approval to meet the requirements for deductibility of executive compensation paid pursuant to the 2012 Plan under Code Section 162(m), to qualify certain potential awards as incentive stock options under Code Section 422 and to comply with applicable NASDAQ requirements for equity plans. Section 162(m) of the Code limits the Company’s compensation tax deduction for any one executive officer to $1 million per year, except that compensation under certain shareholder-approved performance-based compensation plans is not subject to this limit. The 2012 Plan is structured to permit awards to be made in conformity with the performance-based compensation exception to Code Section 162(m) if the 2012 Plan, including the material terms of the performance measures set forth in the 2012 Plan, receive shareholder approval. Code Section 422 requires shareholder approval for option awards under the 2012 to be treated as “incentive stock options” if so designated by the Committee.

Approval of the 2012 Plan (including the performance measures designated in the 2012 Plan) requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal. Broker non-votes will not treated as entitled to vote on this proposal. Abstentions will have the same effect as votes against this proposal.

The Board of Directors unanimously recommends a vote FOR approval of the 2012 Stock Incentive Plan, including the performance measures designated in the 2012 Plan

Description of the 2012 Stock Incentive Plan

Shares Subject to the 2012 Plan:	The Company has requested that 3,300,000 shares of its common stock be reserved for issuance under the 2012 Plan. Shares underlying awards granted under the 2012 Plan that later are forfeited, cancelled, expire or otherwise terminate before such shares are issued or are settled in cash will become available for future grants under the 2012 Plan. To prevent dilution or enlargement of the rights of participants under the 2012 Plan, appropriate adjustments will be made by the Committee if any change is made to the Company’s outstanding common shares by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our common stock or its value.

Participants:	Our employees, consultants and directors are eligible to participate in the 2012 Plan. The Committee has discretion to approve awards to any particular employee, consultant or director.

Administration:	The 2012 Plan will be administered by the Committee, which is the Compensation Committee or any other committee or sub-committee of the Board as the Board designates. The Committee has the power to select participants who will receive awards under the 2012 Plan, to grant awards and to determine the terms and conditions of awards (subject to the terms and conditions of the 2012 Plan). The Committee also has broad power to interpret the terms of the 2012 Plan and establish rules and regulations for the administration of the 2012 Plan. In the case of awards designated as awards under Code Section 162(m), the Committee’s power to take certain actions will be limited by restrictions within Code Section 162(m). To the extent permitted by applicable law, the Committee may delegate its authority under the 2012 Plan to the Company’s Chief Executive Officer with respect to awards to be made to, or held by, persons who are not executive officers or directors of the Company.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, statutory share exchange, acquisition of property or stock, or liquidation), the Committee and the Board are not permitted to cancel outstanding options or stock appreciation rights and grant new awards with a lower exercise price as substitutes under the 2012 Plan or amend outstanding options or stock appreciation rights to reduce the exercise price below the fair market value of the common shares on the original grant date without shareholder approval.

Types of Plan Awards and Limits:	The Committee may grant stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance-based cash or stock awards, and cash incentive awards under the 2012 Plan. The terms of each award will be set forth in a written agreement with the recipient. If this proposal is approved, grants of awards other than options or stock appreciation rights will be limited to no more than 3,300,000 shares during the life of the 2012 Plan. Grants intended to comply with the performance-based compensation exception to Code Section 162(m) are subject to additional limits described below.

Stock Options. Options granted under the 2012 Plan may be incentive stock options or nonqualified stock options. No option may be exercised after the tenth anniversary of the date when the option is granted. The exercise price of any option granted under the 2012 Plan must not be less than the fair market value of our common shares on the grant date. Payment upon exercise may be made (1) by cash or check, (2) by delivery of our common shares, either withheld from the exercise or previously-acquired that have a fair market value equal to the exercise price, (3) pursuant to a broker-assisted cashless exercise, or (4) by delivery of other consideration approved by the Committee with a fair market value equal to the exercise price. A payment method involving delivery or withholding of common shares may not be used if it would violate applicable law. An option award will not be permitted to include rights to dividend equivalents or reload option grants.

Options constituting incentive stock options may be granted only to employees of the Company or its subsidiaries. The aggregate fair market value, determined on the grant date, of stock with respect to which incentive stock options may first become exercisable for a holder during a calendar year may not exceed $100,000. In addition, in the event that the recipient is a more than 10 percent shareholder of the Company, the exercise price of incentive stock options may not be less than 110 percent of the fair market value of the common shares on the grant date, and the options may not be exercised more than five years after the grant date. Incentive stock options may be granted for up to the total number of common shares available for grants under the 2012 Plan (3,300,000 common shares).

Stock Appreciation Rights. The Committee may grant stock appreciation rights pursuant to such terms and conditions as the Committee determines. No stock appreciation right may be granted with a term of more than 10 years from the grant date. The exercise price may not be less than the fair market value of the common shares on the grant date. Upon exercise of a stock appreciation right, the participant will have the right to receive the excess of the aggregate fair market value of the shares on the exercise date over the aggregate exercise price for the portion of the right being exercised. Payments may be made to the holder in cash or common shares as specified in the grant agreement. Dividend equivalents may not be paid on stock appreciation right awards.

Restricted Stock and Restricted Stock Units. The Committee may grant shares of restricted stock and restricted stock units pursuant to such terms and conditions as the Committee determines. Restricted stock and restricted stock units will be subject to such restrictions on transferability and alienation and other restrictions as the Committee may impose. The Committee may require payment of consideration for restricted stock granted under the 2012 Plan, which may be payable in cash, stock or other property. Subject to applicable transfer restrictions, recipients of restricted shares that are issued and outstanding have the same rights as other shareholders, including all voting and dividend rights, prior to vesting. Recipients of restricted stock units may receive dividend equivalent rights at the Committee’s discretion. Restricted stock units are payable in common shares or cash as of the date on which the restrictions lapse. Any restricted stock unit, whether settled in common stock or cash, will be paid no later than two and a half months after the later of the end of the fiscal or calendar year in which the restrictions lapse.

Deferred Stock Units. The Committee may grant deferred stock units or permit participants to elect deferred stock units pursuant to such terms and conditions as the Committee determines. The Committee may directly grant deferred stock units or may permit designated participants to forego the receipt of cash or other compensation in return for deferred stock units with a fair market value equal to the cash or other compensation that is deferred. Unless specified otherwise in a Participant’s written agreement, deferred stock units are 100% vested. A participant’s election to receive deferred stock units generally must be made prior to the calendar year in which the services are rendered that give rise to the related compensation. Unless a participant elects otherwise, upon distribution, the participant will receive one share of common stock for each deferred stock unit. Distributions may be made in cash, common shares or a combination of each, as elected by the participant at the time of the deferral.

Performance Awards. The Committee may grant performance awards on terms and conditions as determined by the Committee. Performance awards consist of the right to receive cash or common shares. The written agreement for each grant will specify the performance goal or goals, the period over which the goals are to be attained, the payment schedule if the goals are attained and other terms as the Committee determines. In the case of performance shares, the participant will have the right to receive legended stock certificates (or equivalent book entry shares) subject to restrictions on transferability. A participant will be entitled to vote shares that are issued and outstanding prior to satisfaction of the performance goals, and any dividends received will be reinvested in additional performance shares subject to the related performance goal(s). In the case of performance units, the participant will receive an agreement that specifies the performance goal or goals that must be satisfied prior to the Company issuing payment, which may be cash or common shares. Performance awards will be paid no later than two and a half months after the later of the end of the fiscal or calendar year in which the performance award is no longer subject to a substantial risk of forfeiture.

Incentive Awards. The Committee may grant incentive awards on terms and conditions that the Committee determines. The determination for granting incentive awards may be based on the attainment of performance levels of the Company and/or its subsidiaries as established by the Committee. Such incentive awards will be paid in cash and can equal a percentage of the participant’s base salary for the fiscal year, a fixed dollar amount or some other formula determined by the Committee. Payments will be made within two and a half months after the later of the end of the fiscal or calendar year in which the award is no longer subject to a substantial risk of forfeiture, but only after the Committee determines that the applicable performance goals were attained.

Code Section 162(m) Performance Measure Awards. The Committee may designate that any award in the form of restricted stock, restricted stock units, performance shares, performance units or incentive awards be granted pursuant to Section 162(m) of the Code. As a result, such grants will be subject to certain additional requirements intended to satisfy the exemption for performance-based compensation under Section 162(m). The performance criteria will be one or more of the following objective performance goals, either individually, alternatively or in any combination, applied to either the Company as a whole or to a subsidiary or division, either individually, alternatively, or in any combination, and measured over a designated performance period, in each case as specified by the Committee in the award and calculated excluding the effect of certain items specified in the 2012 Plan:

¡    earnings (as measured by net income, net income per share, gross profit, Adjusted EBITDA, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings, including each of the above on a per share and/or segment basis);

¡    net sales or revenues (as measured by net income, gross profit, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, operating cash flow or cash earnings as a percentage of net sales);

¡ gross profit margins;

¡ revenues;

¡ cash flow, operating cash flow, free cash flow, modified cash flow or discounted cash flow;

¡ return on invested capital;

¡ market capitalization, premium of market capitalization to tangible book value; premium of market capitalization to book value;

¡ return on investment (in cash or otherwise), return on equity, assets, net assets, capital or cost of capital;

¡ shareholder value, book value, tangible book value;

¡ total shareholder return;

¡ economic value added;

¡ stock trading multiples;

¡ stock price;

¡ Adjusted EBITDA margin as a percentage of collections;

¡ Adjusted EBITDA as a percentage of average invested capital);

¡ Adjusted EBITDA as a percentage of average equity;

¡ Adjusted EBITDA as a percentage of estimated remaining collections;

¡ Average estimated remaining collections as a percentage of average invested capital;

¡ Enterprise value to adjusted EBITDA multiples, enterprise value to estimated remaining collections multiples, enterprise value to accounts receivable; and

¡ Company’s purchases of charged-off consumer debt.

Subject to the adjustment provisions described above, the 2012 Plan limits grants to any one employee participant in any one fiscal year to 500,000 options or stock appreciation rights each, 500,000 restricted shares or restricted stock units each, and 500,000 performance or incentive awards, each. The 2012 Plan further limits the dollar value payable to any one employee participant in any one fiscal year on restricted stock units, deferred stock units, performance awards or incentive awards valued in cash to $3,000,000. These limitations are intended to comply with requirements of Code Section 162(m).

Termination of Employment or Services:	Options and Stock Appreciation Rights. Unless otherwise provided in the related grant agreement, if a participant’s employment or services are terminated for any reason prior to the date that an option or stock appreciation right becomes vested, the right to exercise the option or stock appreciation right terminates, and all rights thereunder cease. If an option or stock appreciation right becomes vested prior to termination of employment or services for any reason other than death or disability, then the participant has the right to exercise the option or stock appreciation right to the extent it was exercisable upon termination before the earlier of three months after termination or the expiration of the option or stock appreciation right, unless otherwise provided in the related grant agreement. If termination is due to the participant’s death or disability, then the participant or his or her estate may exercise the option or stock appreciation right to the extent it was exercisable upon termination until its expiration date, subject to any limitations in the grant agreement. The Committee may, in its discretion, accelerate the participant’s right to exercise an option or extend the option term, subject to any other limitations.

Restricted Stock, Restricted Stock Units, Deferred Stock Units. Performance Awards and Incentive Awards. Unless specified otherwise in a participant’s grant agreement, if a participant’s employment or services are terminated for any reason, any portion of restricted shares, restricted stock units, deferred stock units, performance awards and incentive awards not yet vested are generally forfeited to the Company (subject to a refund by the Company of any purchase price paid by the participant). In its sole discretion, the Committee may provide in a participant’s agreement or otherwise that an award will continue after termination of the participant’s employment or services. The Committee may waive or change any restrictions in its sole discretion except for restrictions on a Code Section 162(m) award. For Code Section 162(m) awards, the Committee deem restrictions and performance goals satisfied if a participant’s employment or services terminate due to death or disability.

Limitations on Transfer of Awards:	No incentive stock option granted under the 2012 Plan may be transferable other than by will or the laws of descent and distribution. Stock options and stock appreciation rights may only be exercised by the participant during his or her lifetime. However, a participant may assign or transfer without consideration an award, other than an incentive stock option, with the consent of the Committee. All common shares subject to an award will contain a legend restricting the transferability of the shares pursuant to the terms of the 2012 Plan, which can be removed once the restrictions have terminated, lapsed or otherwise been satisfied.

Termination and Amendment:	No new awards may be granted under the 2012 Plan after February 27, 2022. The Board may terminate the 2012 Plan or the granting of any awards under the 2012 Plan at any time. In addition, the Board may amend the 2012 Plan, and the Committee may amend the terms of outstanding awards, but shareholder approval will be required for any amendment that materially increases benefits under the 2012 Plan, increases the number of common shares available under the 2012 Plan (except under the adjustment provisions of the 2012 Plan), changes the eligibility provisions or modifies the 2012 Plan in a manner that requires shareholder approval under any applicable stock exchange rule. An amendment to the 2012 Plan will not, without the consent of an impacted participant, materially and adversely affect the participant’s outstanding awards except to qualify the awards for exemption under Code Section 409A, bring the 2012 Plan into compliance with Code Section 409A, or as provided in the grant agreement.

Change in Control of the Company:	Awards under the 2012 Plan are generally subject to special provisions upon a change in control transaction of the kind described in the 2012 Plan. Under the 2012 Plan, the Committee may provide in a grant agreement or otherwise that upon a change in control transaction (i) all outstanding options, stock appreciation rights and deferred stock units immediately become fully vested and exercisable; (ii) any restriction period on any common shares immediately lapse and the shares become freely transferable; (iii) all performance goals are deemed to have been satisfied and any restrictions on any performance award immediately lapse and the awards become immediately payable; or (iv) all performance measures are deemed to have been satisfied for any outstanding incentive award, which immediately become payable. The Committee may also determine, in its sole discretion and without the consent of any participant, that upon a change in control, any outstanding option or stock appreciation right be cancelled in exchange for payment in cash, stock or other property for each vested share in an amount equal to the excess of the fair market value of the consideration to be paid in the change in control transaction over the exercise price.

United States Federal Income Tax Consequences:	The following is a summary of the general federal income tax consequences relating to the grant and exercise of awards under the 2012 Plan and the subsequent sale of common shares that will be acquired under the 2012 Plan. The tax effect of exercising awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently. This summary is general in nature and does not purport to be a complete statement of all federal income tax consequences.

Nonqualified Stock Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

Incentive Stock Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). Any amount received by the participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and the Company will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax in the year of exercise.

Stock Appreciation Rights. The participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the cash or fair market value of any common shares received will be taxable to the participant as ordinary income, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m).

Restricted Stock Awards. Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common shares as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Stock Units, Deferred Stock Units, Performance Awards, and Incentive Awards. A participant will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time a restricted stock unit, deferred stock unit, performance award or incentive award is granted. When a participant receives payment under a restricted stock unit, deferred stock unit, performance award or incentive award, the amount of cash received and the fair market value of any shares of stock received will be ordinary income to the participant, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. Section 409A of the Code has implications that affect certain traditional cash and equity-based deferred compensation plans and awards. Code Section 409A requires compliance with specific rules regarding the timing of exercise and settlement of cash and equity-based awards. Individuals who hold awards are subject to the following penalties if the terms of such awards are not exempted from or do not comply with the requirements of Code Section 409A: (i) appreciation is includible in the participant’s gross income for tax purposes once the awards are no longer subject to a “substantial risk of forfeiture” (e.g., upon vesting), (ii) the participant is required to pay interest at the IRS underpayment rate plus one percentage point commencing on the date an award subject to Section 409A is no longer subject to a substantial risk of forfeiture, and (iii) the participant incurs a 20 percent penalty tax on the amount required to be included in income. The 2012 Plan and the awards granted thereunder are intended to be exempt from, or in compliance with, the requirements of Code Section 409A.

Audit Committee Report

The following is the report of the Audit Committee (the “Committee”) with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2011, which include the consolidated statement of financial position of the Company and its subsidiaries as of December 31, 2011 and 2010, and related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years ended December 31, 2011, December 31, 2010, and December 31, 2009, and the notes thereto.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including any matters in the letter the Committee received from the firm required by applicable requirements of the Public Company Accounting Oversight Board.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2011 filed by the Company with the Securities and Exchange Commission.

William I Jacobs, Chairperson
Jennifer L. Adams
Donald Haider

Members, Audit Committee

Items to be Voted on by Shareholders

Ratification of Independent Registered Public Accountants – Item 3

Ratification of Independent Registered Public Accountants:	We are asking shareholders to ratify the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. If Shareholders fail to ratify our Audit Committee’s appointment of Grant Thornton LLP, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different firm to serve as our independent registered public accounting firm, if the Audit Committee determines that doing so would be in our best interests.

We expect representatives of Grant Thornton LLP to be present at the Annual Meeting, have the opportunity to make statements, and respond to appropriate questions.

Fees:	The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2011 and December 31, 2010 by Grant Thornton LLP, the Company’s principal accounting firm for those years.

	2011	2010
Audit Fees	$478,441	$495,436
Tax Fees (1)	$ 20,983	$ 19,000
All Other Fees (2)	$ 7,500	$ 7,500

(1)    Tax fees for each year were for services related to review of federal and state tax returns for the Company.

(2)    All other fees for each year were for services related to the audit of the Company’s 401(k) plan.

Pre-approval Policy:	The Audit Committee has adopted a pre-approval Policy for Audit and Non- Audit Services pursuant to which it pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement with respect to such services. The Audit Committee annually reviews and pre- approves the services that may be provided by the independent auditor. The Audit Committee has delegated authority to its chairperson to pre-approve any proposed services not covered by the general pre-approval of the Audit Committee or exceeding the pre-approved levels or amounts which must be addressed prior to the next regularly scheduled Audit Committee meeting. The chairperson must report all such pre-approvals to the Audit Committee at its next meeting for ratification by the Committee.

The Board of Directors recommends a vote FOR the ratification of Grant Thornton LLP as the Company’s independent registered public accountants for our fiscal year ending December 31, 2012.

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance:	Section 16 of the Securities Exchange Act of 1934 requires our executive officers, Directors and more than ten percent shareholders (“Insiders”) to file with the Securities and Exchange Commission and the Company reports of their ownership of the Company’s securities.

Based upon written representations and copies of reports furnished to the Company by Insiders, all Section 16 reporting requirements applicable to Insiders for 2011 were satisfied on a timely basis.

Other Matters:	At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the Proxy in accordance with their judgment on such matters.

By Order of the Board of Directors

Edwin L. Herbert
Secretary
March 28, 2012

Attachment A

ASSET ACCEPTANCE CAPITAL CORP.

2012 STOCK INCENTIVE PLAN

I.        GENERAL PROVISIONS

1.1        Establishment.    On February 28, 2012, the Board of Asset Acceptance Capital Corp. (the “Company”), adopted the Asset Acceptance Capital Corp. 2012 Stock Incentive Plan, subject to, and effective upon, the approval of shareholders at the Company’s annual meeting of shareholders on May 10, 2012.

1.2        Purpose.    The purpose of the Plan is to (a) promote the best interests of the Company and its shareholders by encouraging Employees, Consultants and Directors of the Company and its Subsidiaries to acquire an ownership interest in the Company by granting stock-based Awards, aligning their interests with those of shareholders, as well as cash-based Awards, and (b) enhance the ability of the Company to attract, motivate and retain qualified Employees and Directors. It is the further purpose of the Plan to authorize certain Awards that will constitute performance-based compensation, as described in Code Section 162(m) and Treasury regulations promulgated thereunder.

1.3        Plan Duration.    Subject to receipt of shareholder approval, the Plan shall continue in effect until its termination by the Board; provided, however, that no new Awards may be granted after February 27, 2022.

1.4        Definitions.    As used in this Plan, the following terms have the meaning described below:

(a)    “Agreement” means the written or electronic document that sets forth the terms of a Participant’s Award.

(b)    “Award” means any form of Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, Performance Award or Incentive Award granted under the Plan.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Change in Control” means the occurrence of any of the following events:

(i)        The acquisition of ownership by a person, Company or other entity, or a group acting in concert, of fifty-one (51) percent or more, of the outstanding Common Stock of the Company in a single transaction or a series of related transactions within a one-year period;

(ii)        A sale of all or substantially all of the assets of the Company to any person, Company or other entity;

(iii)        A merger or similar transaction between the Company and another entity if the shareholders of the Company do not own a majority of the voting stock of the surviving entity or any parent thereof and a majority in value of the total outstanding stock of such surviving entity or any parent thereof; or

(iv)        During any consecutive two-year period commencing after the adoption of the Plan, individuals who constituted the Board at the beginning of the period (or their approved replacements, as defined herein) cease for any reason to constitute a majority of the Board, with a new Director being considered an “approved replacement” Director if his or her election (or nomination for election) was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or were themselves approved replacement Directors, but in either case excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board.

Provided; however, that there shall not be included within the meaning of “Change in Control,” any such event involving (A) any employee benefit plan (or related trust) sponsored or maintained by the Company; or (b) any of the current shareholders of the Company as of the date of the adoption of this Plan by the Board (or any entity at any time controlled by any such shareholder or shareholders).

Notwithstanding any other Plan provision, to the extent that any payment subject to Code Section 409A is payable on a Change in Control, an event shall not be considered a Change in Control under the Plan with respect to such payment unless the event is also a “change in ownership,” “change in effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Code Section 409A and regulations thereunder.

(e)    “Change in Position” means, as determined by the Committee in its discretion with respect to any Participant, a significant change in such Participant’s employment relationship with the Company, including but not limited to any or all of the following: (i) such Participant’s involuntary termination of employment or services; (ii) a significant reduction in such Participant’s duties, responsibilities, compensation and/or fringe benefits, or the assignment to such Participant of duties inconsistent with his or her position (all as in effect immediately prior to a Change in Control), whether or not such Participant voluntarily terminates employment or services as a result thereof; or (iii) a significant change in the geographic location of the Participant’s primary workplace.

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

(g)    “Committee” means the Compensation Committee of the Board, or any other committee or sub-committee of the Board, designated by the Board from time to time, comprised solely of two or more Directors who are “Non-Employee Directors,” as defined in Rule 16b-3 of the Exchange Act, “Outside Directors” as defined in Code Section 162(m) and Treasury regulations thereunder, and “Independent Directors” for purposes of the rules and regulations of the Stock Exchange. However, the fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate any Award, if the Award is otherwise validly made under the Plan. The members of the Committee shall be appointed, and may be changed at any time, by the Board at its discretion.

(h)    “Common Stock” means shares of the Company’s authorized common stock.

(i)    “Company” means Asset Acceptance Capital Corp., a Delaware corporation.

(j)    “Consultant” means a consultant or advisor (other than as an Employee or member of the Board) to the Company or a Subsidiary; provided that such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction; and (ii) does not promote or maintain a market for the Company’s securities.

(k)    “Continuous Service” means the absence of any interruption or termination of service as an Employee, non-Employee Director or Consultant. Continuous Service shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (v) in the case of transfers among locations of the Company, or between the Company or its respective successors. Changes in status between service as an Employee, Director and a Consultant shall not constitute an interruption of Continuous Service.

(l)    “Deferred Stock Unit” means Common Stock that is subject to future delivery in accordance with Section 4.8 of the Plan.

(m)    “Deferred Stock Unit Account” means the bookkeeping entry that reflects a Participant’s Deferred Stock Units.

(n)    “Director” means an individual, other than an Employee, who has been elected or appointed to serve as a member of the Board or as a member of the Board of Directors of any Subsidiary.

(o)    “Disability” means total and permanent disability, as defined in Code Section 22(e); provided, however, that for purposes of a Code Section 409A distribution event, “disability” shall be defined under Code Section 409A and regulatory guidance issued thereunder.

(p)    “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividend paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant.

(q)    “Election Form” means the written or electronic means by which a Participant elects to defer compensation through one or more Deferred Stock Units. An Election Form also is used by a Participant to elect the distribution date(s) and payment form for Deferred Stock Units.

(r)    “Employee” means an individual who has an “employment relationship” with the Company or a Subsidiary, as defined in Treasury Regulation 1.421-1(h), whether or not such person is a member of the Board of Directors of the Company or a Subsidiary, and the term “employment” means employment with the Company or a Subsidiary.

(s)    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(t)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(u)    “Fair Market Value” means for purposes of determining the value of Common Stock on the Grant Date, the closing price of the Common Stock on the Stock Exchange for the Grant Date. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions. Unless otherwise specified in the Plan or Agreement, “Fair Market Value” for purposes of determining the value of Common Stock on the date of exercise or Vesting means the closing price of the Common Stock on the Stock Exchange on the last date preceding the date of exercise or Vesting on which there were Common Stock transactions. If the Common Stock is not listed on a Stock Exchange on the relevant date, the Fair Market Value shall be determined for the relevant date by the Board in good faith and in accordance with Code Section 409A and regulations thereunder.

(v)    “Grant Date” means the date on which the Committee (or its delegate pursuant to authority delegated in accordance with Section 1.5(c) of this Plan) authorizes an Award, or such later date as shall be designated by the Committee.

(w)    “Incentive Award” means an Award that is granted in accordance with Article VI.

(x)    “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

(y)    “Nonqualified Stock Option” means an Option granted in accordance with Article II that is not an Incentive Stock Option.

(z)    “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(aa)  “Participant” means an Employee, Consultant or Director who is designated by the Committee to participate in the Plan.

(bb)  “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Article V.

(cc)  “Performance Measures” means the measures of performance of the Company and its Subsidiaries used to determine a Participant’s entitlement to an Award under the Plan. Such performance measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures shall be calculated in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Committee, prior to the accrual or payment of any Award under this Plan for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance goals. Performance Measures shall be one or more of the following, or a combination of any of the following, as determined by the Committee:

¡

earnings (as measured by net income, net income per share, gross profit, Adjusted EBITDA, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings, including each of the above on a per share and/or segment basis);

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net sales or revenues (as measured by net income, gross profit, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, operating cash flow or cash earnings as a percentage of net sales);

¡	gross profit margins;

¡	revenues;

¡	cash flow, operating cash flow, free cash flow, modified cash flow or discounted cash flow;

¡	return on invested capital;

¡	market capitalization, premium of market capitalization to tangible book value; premium of market capitalization to book value;

¡	return on investment (in cash or otherwise), return on equity, assets, net assets, capital or cost of capital;

¡	shareholder value, book value, tangible book value;

¡	total shareholder return;

¡	economic value added;

¡	stock trading multiples;

¡	stock price;

¡	Adjusted EBITDA margin as a percentage of collections;

¡	Adjusted EBITDA as a percentage of average invested capital);

¡	Adjusted EBITDA as a percentage of average equity;

¡	Adjusted EBITDA as a percentage of estimated remaining collections;

¡	Average estimated remaining collections as a percentage of average invested capital;

¡	Enterprise value to adjusted EBITDA multiples, enterprise value to estimated remaining collections multiples, enterprise value to accounts receivable; and

¡	Company’s purchases of charged-off consumer debt.

Performance Measures may be expressed on an absolute and/or relative basis, or a before- or after-tax basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of one or more of its Subsidiaries.

(dd)  “Performance Share” means any grant pursuant to Article V and Section 5.2(b)(i).

(ee)  “Performance Unit” means any grant pursuant to Article V and Section 5.2(b)(ii).

(ff)  “Plan” means the Asset Acceptance Capital Corp. 2012 Stock Incentive Plan, the terms of which are set forth herein, and any amendments thereto.

(gg)  “Restriction Period” means the period of time during which a Participant’s Restricted Stock or Restricted Stock Unit is subject to restrictions and is nontransferable.

(hh)  “Restricted Stock” means Common Stock granted pursuant to Article IV and Section 4.1 that is subject to a Restriction Period.

(ii)  “Restricted Stock Unit” means a right granted pursuant to Article IV and Section 4.1 to receive Restricted Stock, Common Stock or an equivalent value in cash.

(jj)  “Securities Act” means the Securities Act of 1933, as amended.

(kk)  “Stock Appreciation Right” means the right to receive a cash or Common Stock payment from the Company, in accordance with Article III of the Plan.

(ll)  “Stock Exchange” means the principal national securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Common Stock has been traded in the aggregate during the last twenty (20) days before a Grant Date, or date on which an Option is exercised or Award Vests, whichever is applicable, and in each case only if such exchange or system is an “established securities market” as defined in Treasury Regulation 1.897-1(m).

(mm)  “Subsidiary” means a Company or other entity defined in Code Section 424(f) and that is controlled by the Company.

(nn)    “Vest,” “Vested” or “Vesting” means the extent to which an Award granted or issued hereunder has become exercisable, any applicable Restriction Period has terminated or lapsed in accordance with the Plan and the terms of any respective Agreement pursuant to which such Award was granted or issued, or has become payable in whole or in part due to the satisfaction of performance goal(s) set forth in the respective Agreement pursuant to which such Award was granted or issued.

1.5        Administration.

(a)    The Plan shall be administered by the Committee. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Award granted under the Plan shall be final and binding upon all Participants. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

(b)    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan and Code Section 409A (and in the case of Awards designated as Code Section 162(m) Awards, subject to the requirements of Code Section 162(m)), the Committee shall have the full and final power and authority, in its discretion to:

(i)        Amend, modify, or cancel any Award, or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(ii)        Accelerate, continue, or defer the exercisability or Vesting of any Award or any shares acquired pursuant thereto, including without limitation with respect to the period following a Participant’s termination of employment or services with the Company;

(iii)        Authorize, in conjunction with any applicable deferred compensation plan of the Company, that the receipt of cash or Common Stock subject to any Award under this Plan may be deferred under the terms and conditions of such deferred compensation plan; and

(iv)        Determine the terms and conditions of Awards granted to Participants, and whether such terms and conditions have been satisfied, including without limitation as required in Section 7.2 of the Plan.

(c)    Notwithstanding anything in this Plan to the contrary, to the extent permitted by applicable law, the Committee may delegate to the Chief Executive Officer of the Company the authority, subject to such terms and limitations as the Committee shall determine by resolution, to grant Awards to, cancel, modify, or waive rights with respect to, alter, discontinue or terminate Awards held by and otherwise exercise the Committee’s authority under this Plan with respect to Awards held by, Participants who are not persons subject to Section 16 of the Exchange Act. The acts of the Chief Executive Officer pursuant to such delegated authority shall be treated hereunder as acts of the Committee and the Chief Executive Officer shall report regularly to the Committee regarding any Award so granted or other actions taken by the Chief Executive Officer pursuant to such delegated authority.

1.6        Participants.    Participants in the Plan shall be such Employees, Consultants and Directors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee may grant Awards to an individual upon the condition that the individual become an Employee, Consultant or Director of the Company or a Subsidiary, provided that the Award shall be deemed to be granted only on the date that the individual becomes an Employee, Consultant or Director, as applicable.

1.7        Stock.

(a)    The Company has reserved 3,300,000 shares of the Common Stock for issuance pursuant to stock-based Awards under the Plan (all of which may be granted as Incentive Stock Options). The amount in this Section 1.7 shall be adjusted, as applicable, in accordance with Section 9.1

(b)    The shares subject to any portion of an Award that is forfeited, cancelled, or expires or otherwise terminates without issuance of such shares or is settled for cash, shall, to the extent of such forfeiture, cancellation, expiration, termination or cash settlement, again be available for issuance pursuant to Awards under the Plan to any Participant.

(c)    Shares not issued upon the exercise of a Stock Appreciation Right that settles in Shares, and Shares paid to the Company through the tendering of shares by a Participant or the withholding of shares by the Company, in each case to pay the exercise or purchase price for shares subject to an Award (including, without limitation, Options and Restricted Stock) or to satisfy withholding tax liabilities, shall be added back to the number of shares reserved under the Plan or that remain available for issuance pursuant to Awards under the Plan. Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company (“Substitute Awards”) shall not reduce the shares available under the Plan, and available shares under a shareholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction), may be used for Awards under the Plan and shall not reduce the Plan’s share reserve, subject to any stock exchange listing requirements.

1.8        No Repricing.    Except in connection with a corporate transaction described in Section 9.1, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without the affirmative vote of holders of a majority of the shares of Common Stock represented and entitled to vote at a meeting of the shareholders of the Company.

1.9        Code Section 409A.    It is intended that Awards granted under the Plan shall be exempt from or in compliance with Code Section 409A, and the provisions of the Plan are to be construed accordingly. However, unless specified otherwise herein, in no event shall the Company or a Subsidiary be responsible for any tax or penalty owed by a Participant or beneficiary with regard to Award payments. Notwithstanding anything in the Plan to the contrary, all or part of an Award payment to a Participant who is determined to constitute a Code Section 409A “Specified Employee” at the time of separation from service, shall be delayed (if then required) under Code Section 409A, and paid in an aggregated lump sum within fourteen (14) days after six (6) months have lapsed following the Participant’s separation from service, or the date of the Participant’s death, if earlier. Any remaining payments shall be paid on their regularly scheduled payment dates. For purposes of the Plan and any Agreements issued under the Plan, the phrases “separation from service,” “termination of employment” and “employment termination” shall be deemed to mean “separation from service” as defined by Code Section 409A and regulations thereunder.

II.        STOCK OPTIONS

2.1        Grant of Options.    The Committee, at any time and from time to time, subject to the terms and conditions of the Plan, may grant Options to such Participants and for such number of shares of Common Stock as it shall designate and shall determine the general terms and conditions of exercise, which shall be set forth in a Participant’s Agreement. Any Participant may hold more than one (1) Option under the Plan and any other plan of the Company or Subsidiary. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. A Participant’s Agreement may provide for the automatic exercise of an Option as of the last day on which the Option is exercisable, if the Fair Market Value of the aggregate Option shares on such date exceeds the Option exercise price and applicable income and employment withholding taxes. The exercise shall be administered as a net exercise, pursuant to which a sufficient number of shares are withheld from the exercise to satisfy the exercise price and the applicable income and employment withholding taxes. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option. Unless otherwise provided in a

Participant’s Agreement, Options are intended to satisfy the requirements of the exemption for performance-based compensation from the deductibility limitation in Code Section 162(m), to the extent applicable, and, to the extent intended to satisfy such exemption, Option Awards are subject to the limit set forth in Section 7.3 of the Plan but are not otherwise considered Code Section 162(m) Awards subject to Article VII. Dividend Equivalents shall not be paid on Option Awards.

2.2        Incentive Stock Options.    Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2. An Incentive Stock Option only may be granted to an Employee. No Incentive Stock Option shall be granted with an exercise term that extends beyond ten (10) years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Company or any Subsidiary possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least one hundred and ten (110) percent of the Fair Market Value of the shares subject to the Option, and the Option, by its terms, is not exercisable more than five (5) years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.

2.3        Option Exercise Price.    The Committee shall determine the per share exercise price for each Option granted under the Plan. No Option may be granted with an exercise price below one hundred (100) percent of the Fair Market Value per share of the Common Stock on the Grant Date, determined in accordance with Code Section 409A. Notwithstanding the foregoing, in the context of a merger or acquisitions in which the Plan assumes or substitutes Options, an assumed or substituted Options may have an exercise price below Fair Market Value to the extent in compliance with Code Section 424 and Treasury Regulations thereunder.

2.4        Payment for Option Shares.    The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment, unless otherwise provided in a Participant’s Agreement, payment may be made by (i) tendering shares of Common Stock to the Company, which are withheld from the Option being exercised, or are or are freely owned and held by the Participant independent of any restrictions or hypothecations; (ii) delivery to the Company of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the Participant’s broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm; (iii) delivery of other consideration approved by the Committee having a Fair Market Value on the exercise date equal to the total purchase price; or (iv) any combination of the foregoing. Shares of Common Stock surrendered upon exercise shall be valued at Fair Market Value, and the certificate(s) for such shares shall be duly endorsed for transfer or accompanied by appropriate stock powers and shall be surrendered to the Company. Exercises of Options granted pursuant to the Plan using any of the above methods shall not entitle the Participant or other holder of the Option to receive any “replacement” or “reload” grant or award pursuant to any replacement option or similar program now or hereafter existing at the Company.

III.        STOCK APPRECIATION RIGHTS

3.1        Grant of Stock Appreciation Rights.    Stock Appreciation Rights may be granted, held and exercised in such form and upon such general terms and conditions as determined by the Committee on an individual basis. A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Company as the Committee may determine. No Stock Appreciation Right shall be granted with an exercise term that extends beyond ten (10) years from the Grant Date. Unless otherwise provided in a Participant’s Agreement, Stock Appreciation Rights are intended to satisfy the requirements of the exemption for performance-based compensation from the deductibility limitation in Code Section 162(m), to the extent applicable, and, to the extent intended to satisfy such exemption, Stock Appreciation Rights Awards are subject to the limit set forth in Section 7.3 of the Plan but are not otherwise considered Code Section 162(m) Awards subject to Article VII. Dividend Equivalents shall not be paid on Stock Appreciation Right Awards.

3.2        Exercise Price.    The Committee shall determine the per share exercise price for each Stock Appreciation Right granted under the Plan; provided, however, that the exercise price of a Stock Appreciation Right shall not be less than one hundred (100) percent of the Fair Market Value per share on the Grant Date. Notwithstanding the foregoing, in the context of a merger or acquisitions in which the Plan assumes or substitutes Stock Appreciation Rights, an assumed or substituted Stock Appreciation Right may have an exercise price below Fair Market Value to the extent in compliance with Code Section 424 and Treasury Regulations thereunder.

3.3        Exercise of Stock Appreciation Rights.    A Stock Appreciation Right shall be deemed exercised upon receipt by the Company of written notice of exercise from the Participant. The Committee shall specify in a Participant’s Agreement whether payment shall be made in cash or shares of Common Stock, or any combination thereof. A Participant’s Agreement may provide for the automatic exercise of a Stock Appreciation Right as of the last day on which the Stock Appreciation Right is exercisable, if the Fair Market Value of the Stock Appreciation Right on such date exceeds the Stock Appreciation Right exercise price and applicable income and employment withholding taxes. The exercise shall be administered as a net exercise, pursuant to which a sufficient amount of cash or shares, as applicable is withheld from the exercise to satisfy the exercise price and applicable income and employment withholding taxes.

3.4        Stock Appreciation Right Payment.    Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to payment from the Company, in cash, shares, or partly in each (as determined by the Committee in accordance with any applicable terms of the Agreement), of an amount equal to the difference between (a) the aggregate Fair Market Value on the exercise date for the specified number of shares being exercised, and (b) the aggregate exercise price for the specified number of shares being exercised.

IV.        RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS

4.1        Grant of Restricted Stock and Restricted Stock Units.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Awards of Restricted Stock and Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine.

4.2        Agreement.    Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms of the restrictions, including the Restriction Period,

or periods, the number of Common Stock shares or units subject to the Award, the purchase price for the shares of Restricted Stock, if any, the form of consideration that may be used to pay the purchase price of the Restricted Stock, including those specified in Section 2.4, and such other general terms and conditions, including performance goal(s), as the Committee shall determine.

4.3        Transferability.    Except as provided in this Article IV and Section 10.3 of the Plan, the shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Committee and specified in the applicable Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and as set forth in the applicable Agreement.

4.4        Other Restrictions.    The Committee shall impose such other restrictions on any shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units under the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or State securities laws, and the issuance of a legended certificate of Common Stock representing such shares to give appropriate notice of such restrictions (or, if issued in book entry form, a notation with similar restrictive effect with respect to the book entry representing such shares). Subject to Code Section 409A, the Committee shall have the discretion to waive the applicable Restriction Period with respect to all or any part of the Common Stock subject to an Award of Restricted Stock or Restricted Stock Units that has not been granted as a Code Section 162(m) Award.

4.5        Voting Rights.    During the Restriction Period, Participants holding issued and outstanding shares of Common Stock subject to an Award of Restricted Stock may exercise full voting rights with respect to the Restricted Stock while such Award remains outstanding.

4.6        Dividends and Dividend Equivalents.

(a)    Except as set forth below or in a Participant’s Agreement, a Participant shall be entitled to receive all dividends and other distributions paid with respect to issued and outstanding shares of Common Stock subject to an Award of Restricted Stock while such Award remains outstanding. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period applicable to an Award of Restricted Stock, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Common Stock with respect to which they were paid.

(b)    The Committee, in its discretion, may provide in the Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Common Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Common Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (i) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Restricted Stock Units previously credited to the Participant as of the record date of such dividend, by (ii) the Fair Market Value per share of Common Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time or times (or as soon thereafter as practicable) as the corresponding Restricted Stock Units on which the Dividend Equivalent was paid. In the event of a dividend or distribution paid in shares of Common Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 9.1, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Restricted Stock Unit, and all such new, substituted or additional securities or other property shall be immediately subject to the same restrictions as are applicable to the Restricted Stock Unit.

4.7        Settlement of Restricted Stock Units.    If a Restricted Stock Unit is payable in Common Stock, the Company shall issue to a Participant, on the date on which Restricted Stock Units subject to the Participant’s Award Vest or on such other date determined by the Committee, in its discretion, and set forth in the Agreement, one (1) share of Common Stock or the Fair Market Value thereof in cash, and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.1 for each Restricted Stock Unit then becoming Vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding any other provision in this Plan to the contrary, any Restricted Stock Unit, whether settled in Common Stock or cash, shall be paid no later than two and a half (2 1/2) months after the later of the end of the fiscal or calendar year in which the Restricted Stock Unit Vests.

4.8        Deferred Stock Units.

(a)    The Committee may permit any Participant who is a Director, Consultant or member of a select group of management or highly compensated Employees (within the meaning of the Section 301(a)(3) of ERISA), to irrevocably elect, pursuant to an Election Form acceptable to the Committee, to forego the receipt of cash or other compensation (including shares deliverable pursuant to any Award other than Restricted Stock for which a Code Section 83(b) election has been made), and in lieu thereof have the Company credit the Participant’s Deferred Stock Unit Account with the number of Deferred Stock Units having a Fair Market Value equal to the shares and other compensation deferred. These credits shall be made at the end of each calendar month during which compensation is deferred. Each Election Form shall take effect on the first day of the next calendar year (or on the first day of the next calendar month in the case of initial eligibility, described below). Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form. An Election Form must be submitted to the Committee no later than December 31st of the calendar year preceding the calendar year in which the Participant first performs the services that are attributable to the compensation being deferred. Notwithstanding the foregoing, any Participant who first becomes eligible to defer compensation under the Plan and is not eligible to defer or otherwise accrue an amount of deferred compensation under any other plan or arrangement that is maintained by the Company or any other Affiliate that would be considered a single employer with the Company pursuant to Code Sections 414(b) or 414(c) and constitutes a single plan under Treasury Regulation §1.409A-1(c)(2)(A), may submit his or her Election Form to the Committee no later than thirty (30) days after the date on which the Participant first becomes eligible to defer compensation under the Plan; provided that the deferral relates to services not yet performed by the Participant. The Committee may reject any Election Form that it determines in its sole discretion does not satisfy the requirements of this paragraph. In addition, the Committee may unilaterally make Awards in the form of Deferred Stock Units, regardless of whether or not the Participant elects to forego other compensation.

(b)    Unless an Agreement expressly provides otherwise, each Participant shall be one hundred (100) percent Vested at all times in any shares subject to Deferred Stock Units.

(c)    Upon distribution, a Participant shall receive one (1) share for each Deferred Stock Unit, payable in five (5) substantially equal annual installments that are issued before the last day of each of the five (5) calendar years ending after the date on which the Participant incurs a separation form service, unless:

(i)        the Participant has properly elected a different form of distribution on the Election Form approved by the Committee that permits the selection of any combination of a lump sum and annual installments which are triggered by and completed within ten (10) years following the Participant’s separation from service, and

(ii)        the Company received the Participant’s Election Form at the time the Participant elects to defer the receipt of cash or other compensation pursuant to this Section 4.8; provided that such election may be changed through any subsequent election that (i) is delivered to the Company at least one (1) year before the date on which distribution is otherwise scheduled to commence pursuant to the Participant’s previous Election Form, and (ii) defers the commencement of the distributions by at least five (5) years from the originally scheduled commencement date. Fractional shares shall not be issued, and instead shall be paid out in cash.

(d)    Whenever shares are issued to a Participant pursuant to Section 4.8(c) above, such Participant shall also be entitled to receive, with respect to each share issued, cash dividends or a number of shares equal to the sum of (i) any stock dividends, which were declare and paid to the holders of shares between the Grant Date and the date such share is issued, and (ii) a number of shares equal to the shares that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for shares if the Participant had received such cash dividends between the Grant Date and the settlement date for the Deferred Stock Units.

(e)    In the event a Participant incurs an unforeseeable emergency as described herein that is permissible under Code Section 409A, the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s Deferred Stock Units. The unforeseeable emergency may result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse or a dependent (within the meaning of Code Section 152(a)) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. Examples that are not unforeseeable emergencies include post-secondary school expenses and the purchase or intent to purchase a residence. In no event shall a distribution be made to the extent that the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a financial hardship. The amount of any distribution herein shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The Committee, in its sole and absolute discretion, shall determine whether a Participant has a qualifying unforeseeable emergency and the amount that qualifies for distribution, if any. The Committee may require evidence of the purpose and the amount of the need, and may establish such application or other procedures as it deems appropriate.

V.        PERFORMANCE AWARDS

5.1        Grant of Performance Awards.    The Committee, at its discretion, may grant Performance Awards to Participants and may determine, on an individual or group basis, the performance goal or goals to be attained pursuant to each Performance Award.

5.2        Terms of Performance Awards.

(a)    Performance Awards shall consist of rights to receive cash, Common Stock or a combination of each, if designated performance goal(s) are achieved. The terms of a Participant’s Performance Award shall be set forth in a Participant’s Agreement. Each Agreement shall specify the performance goal or goals, which may include the Performance Measures, applicable to a particular Participant or group of Participants, the period over which the targeted goal(s) are to be attained, the payment schedule if the goal(s) are attained, and any other general terms as the Committee shall determine and conditions applicable to an individual Performance Award. Subject to Section 409A, the Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Award that has not been granted as a Code Section 162(m) Award.

(b)    Performance Awards may be granted as Performance Shares or Performance Units, at the discretion of the Committee. Performance Awards shall be paid no later than two and a half (2 1/2) months after the later of the end of the fiscal or calendar year in which the Performance Award is no longer subject to a substantial risk of forfeiture.

(i)        In the case of Performance Shares, the Participant may receive a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goal(s) and restrictions (or shares may be issued in book entry form with a notation having similar restrictive effect with respect to the book entry representing such shares), as determined by the Committee and specified in the Participant’s Agreement. Prior to satisfaction of the performance goal(s) and restrictions, the Participant shall be entitled to vote the Performance Shares to the extent such shares are issued and outstanding. Further, any dividends paid on such shares during the performance period automatically shall be reinvested on behalf of the Participant in additional Performance Shares under the Plan, and such additional shares shall be subject to the same performance goal(s) and restrictions as the other shares under the Performance Share Award.

(ii)        In the case of Performance Units, the Participant shall receive an Agreement from the Committee that specifies the performance goal(s) and restrictions that must be satisfied before the Company shall issue the payment, which may be cash, a designated number of shares of Common Stock, or a combination thereof.

VI.        INCENTIVE AWARDS

6.1        Grant of Incentive Awards.

(a)    The Committee, at its discretion, may grant Incentive Awards to such Participants as it may designate from time to time. The terms of a Participant’s Incentive Award shall be set forth in the Participant’s individual Agreement. Each Agreement shall specify such general terms and conditions as the Committee shall determine.

(b)    The determination of Incentive Awards for a given year or years may be based upon the attainment of specified levels of Company or Subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee, including any or all of the Performance Measures.

(c)    The Committee shall (i) select those Participants who shall be eligible to receive an Incentive Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Incentive Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Incentive Award relates (or within the permissible time period established under the exemption from the deductibility limitation in Code Section 162(m) and the regulations promulgated thereunder), to the extent applicable, and while the outcome of the performance goals and targets is uncertain.

6.2        Payment of Incentive Awards.

(a)    Incentive Awards shall be paid in cash or Common Stock, as set forth in a Participant’s Agreement. Payments shall be made following a determination by the Committee that the performance targets were attained and shall be made within two and a half (2 1/2) months after the later of the end of the fiscal or calendar year in which the Incentive Award is no longer subject to a substantial risk of forfeiture.

(b)    The amount of an Incentive Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.

VIII.        CODE SECTION 162(M) AWARDS

7.1        Awards Granted Under Code Section 162(m).    The Committee, at its discretion, may designate that a Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Incentive Award shall be granted as a Code Section 162(m) Award. Such an Award must comply with the following additional requirements, which shall control over any other provision that pertains to such Award under Articles IV, V and VI.

(a)    Each Code Section 162(m) Award shall be based upon the attainment of specified levels of pre-established, objective Performance Measures that are intended to satisfy the performance based compensation exemption requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, an Award also may be subject to goals and restrictions in addition to the Performance Measures.

(b)    For each Code Section 162(m) Award, the Committee shall (i) select the Participant who shall be eligible to receive a Code Section 162(m) Award, (ii) determine the applicable performance period, (iii) determine the target levels of the Company or Subsidiary Performance Measures, and (iv) determine the number of shares of Common Stock or cash or other property (or combination thereof) subject to an Award to be paid to each selected Participant. The Committee shall make the foregoing determinations prior to the commencement of services to which an Award relates (or within the permissible time period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

7.2        Attainment of Code Section 162(m) Goals.

(a)    After each performance period, the Committee shall certify in writing (which may include the written minutes for any meeting of the Committee): (i) if the Company has attained the performance targets, and (ii) the number of shares pursuant to the Award that are to become freely transferable, if applicable, or the cash or other property payable under the Award. The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of an Award except in the case of the death or Disability of a Participant.

(b)    Notwithstanding the foregoing, the Committee may, in its discretion, reduce any Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate in light of pay practices of competitors, or the performance of the Company, a Subsidiary or a Participant relative to the performance of competitors, or performance with respect to the Company’s strategic business goals.

7.3        Individual Participant Limitations.    Subject to adjustment as provided in Section 9.1, with respect to Awards intended to be Code Section 162(m) Awards and Option and Stock Appreciation Rights Awards intended to be exempt from the deductibility limitation in Code Section 162(m), no Employee Participant in any one fiscal year of the Company may be granted (a) Options or Stock Appreciation Rights with respect to more than 500,000 shares of Common Stock each; (b) Restricted Stock or Restricted Stock Units with respect to more than 500,000 shares each; and (c) Performance Awards and Incentive Awards that are denominated in shares of Common Stock with respect to more than 500,000 shares each. The maximum dollar value payable to any Employee Participant in any one (1) fiscal year of the Company with respect to Restricted Stock Units, Performance Awards or Incentive Awards that may be settled in cash or other property (other than Common Stock) is $3,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable limitations.

VIII.        TERMINATION OF EMPLOYMENT OR SERVICES

8.1        Options and Stock Appreciation Rights.    Unless otherwise provided in a Participant’s Agreement:

(a)    If, prior to the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated for any reason (other than as provided in Section 9.2 following a Change in Control), the Participant’s right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease.

(b)    If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated for any reason other than the Participant’s death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) three (3) months after termination of employment or services, as applicable, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise.

(c)    If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated due to the Participant’s death while the Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or the laws of descent and distribution shall have the right within the exercise period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was unexercised on the Participant’s date of death, subject to any other limitation on exercise in effect on the date of exercise. The beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one (1) year after a Participant’s date of death.

(d)    If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated due to the Participant’s Disability, the Participant shall have the right, within the exercise period specified in the Participant’s Agreement, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services due to Disability, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. If the Participant dies after termination of employment or services, as applicable, while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of paragraph (c) above.

For the avoidance of doubt, the Committee, at the time of a Participant’s termination of employment or services, may accelerate a Participant’s right to exercise an Option or Stock Appreciation Right or, subject to Code Section 409A and Sections 2.1 and 3.1 of the Plan, may extend the term of the Option or Stock Appreciation Right.

8.2        Restricted Stock, Restricted Stock Units, Performance Awards and Incentive Awards.

(a)    With respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Incentive Award, except as otherwise provided in the related Agreement, if the Participant’s employment or services are terminated for any reason, any portion of such Award not yet Vested automatically shall terminate and be forfeited by the Participant (or, if the Participant was required to pay a purchase price for Restricted Stock subject to such Award, other than for the performance of services, the Company shall have the option to repurchase any shares acquired by the Participant which are still subject to the Restriction Period for the purchase price paid by the Participant).

(b)    For the avoidance of doubt, the Committee, in its sole discretion, may provide in a Participant’s Agreement for the continuation of an Award after a Participant’s employment or services are terminated or may waive or, subject to Code Section 409A, change the remaining restrictions or conditions, or add additional restrictions or conditions, as it deems appropriate. The Committee shall not waive any restrictions on a Code Section 162(m) Award, but the Committee may provide in the related Agreement or otherwise that upon the Participant’s termination of employment due to death or Disability prior to Vesting that the Award shall be deemed to Vest on terms determined by the Committee.

IX.        ADJUSTMENTS AND CHANGE IN CONTROL

9.1        Adjustments.

(a)    The total amount of Common Stock and kind of security for which Awards may be issued under the Plan, and the number and kind of shares or securities subject to any such grants or Awards (both as to the number of shares of Common Stock and the Option price), shall be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock or kind of securities resulting from a subdivision or combination of shares of Common Stock, a reclassification of Common Stock or stock dividend or other extraordinary distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of

Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and Awards under the Plan. Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

(b)    In the event of a proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right (i) to exercise his or her Option or Stock Appreciation Right, in full until ten (10) days prior to such transaction as to all of the shares of Common Stock covered thereby, including shares as to which the Option or Stock Appreciation Right would not otherwise be exercisable, and (ii) to become fully Vested in and to settle in full any Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards or Incentive Awards. In addition, the Committee may provide that any repurchase option of the Company applicable to the shares purchased upon exercise of an Option or Stock Appreciation Right or received pursuant to any Restricted Stock, Restricted Stock Units, Deferred Stock Units Performance Awards or Incentive Awards shall lapse as to all such shares, provided that the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent not previously exercised or Vested, an Award shall terminate immediately prior to the consummation of the proposed dissolution or liquidation.

(c)    In the event of a merger of the Company with or into another corporation, the sale of substantially all of the assets of the Company, or the reorganization or consolidation of the Company, it is intended that each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or the parent or a subsidiary of the successor corporation. For the purpose of this Section, an Award shall be considered assumed or substituted if, following the merger, sale of assets, reorganization or consolidation, the assumed or substituted option or right confers on the Participant the right to purchase or receive, for each share covered by the Participant’s Award, immediately prior to such transaction, the consideration (whether stock, cash or other securities or property) received in the transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction is not solely common stock of the successor corporation (or the parent or a subsidiary thereof), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to the Award to be solely common stock of the successor corporation (or the parent or a subsidiary thereof) equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(d)    In the event that such successor corporation (or the parent or a subsidiary thereof) described in Section 9.1(c) above refuses to assume or substitute for an Award, the Committee shall fully Vest in (and in the case of Options and Stock Appreciation Rights have the right to exercise for at least ten (10) days prior to such transaction) the Award in full, including shares that would not otherwise be Vested or exercisable. If an Award becomes fully Vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant in writing or electronically that the Award shall be fully Vested and exercisable for a period of fifteen (15) days from the date of such notice, and such Award shall terminate upon the expiration of such period.

(e)    Notwithstanding Section 9.1(d), with regard to Options and Stock Appreciation Rights, in lieu of providing notice and a designated exercise period prior to a Change in Control, the Committee may, in its sole discretion, and without the consent of any Participant, determine that, upon the occurrence of the Change in Control, any Option or Stock Appreciation Right outstanding immediately prior to the Change in Control shall be cancelled in exchange for a cash payment with respect to each Vested share of Common Stock subject to such cancelled Option or Stock Appreciation Right in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Common Stock in the Change in Control transaction over the exercise price per share under such Option or Stock Appreciation Right (the “Spread”). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any), shall be paid to each such Participant as soon as practicable following the date of the Change in Control.

(f)    The foregoing adjustments shall be made by the Committee. Any such adjustments may provide for the elimination of any fractional share that might otherwise become subject to an Award.

9.2        Change in Position Following Change in Control.    Notwithstanding anything contained herein to the contrary, unless otherwise provided by the Committee in a Participant’s Agreement or elsewhere, upon a Participant’s Change in Position within one (1) year following a Change in Control, the following shall occur: (i) any outstanding Option or Stock Appreciation Right granted hereunder immediately shall become fully Vested and exercisable, regardless of any installment provision applicable to such Option or Stock Appreciation Right; (ii) the remaining Restriction Period on any shares of Common Stock subject to Restricted Stock or a Restricted Stock Unit granted hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable Federal or State securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Awards, which immediately shall become payable; (iv) all performance targets and performance levels shall be deemed to have been satisfied for any outstanding Incentive Awards, which immediately shall become payable); and (v) all Deferred Stock Units shall be settled through their conversion, on a one-for-one basis of units for shares, into shares that are fully transferrable, subject to any applicable Federal or State securities laws.

X.        MISCELLANEOUS

10.1        Partial Exercise/Fractional Shares.    The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of an Option or Stock Appreciation Right or payment of a Performance Award, Restricted Stock Award, Restricted Stock Unit Award, or Incentive Award; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

10.2        Rights Prior to Issuance of Shares.    No Participant shall have any rights as a shareholder with respect to shares covered by an Award until the issuance of a stock certificate for such shares (or book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian). No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued or book entry is made except as otherwise provided in the Plan or a Participant’s Agreement or by the Committee.

10.3        Non Assignability; Certificate Legend; Removal.

(a)    Except as described below or as otherwise determined by the Committee in a Participant’s Agreement, no Award shall be transferable by a Participant except by will or the laws of descent and distribution, and an Option, Stock Appreciation Right or Deferred Stock Unit shall be exercised or settled only by a Participant during the lifetime of the Participant. Notwithstanding the foregoing, a Participant may assign or transfer to a family member (or trust or other entity for the benefit of the Participant or the Participant’s family members), without consideration, an Award that is not an Incentive Stock Option with the consent of the Committee (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and any Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

(b)    Each certificate representing shares of Common Stock subject to an unvested Award, to the extent a certificate is issued, shall bear the following legend:

  The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Asset Acceptance Capital Corp. 2012 Stock Incentive Plan (“Plan”), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated                   ,         . A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of Asset Acceptance Capital Corp.

If shares are issued in book entry form, a notation to the same restrictive effect as the legend above shall be placed on the transfer agent’s books in connection with such shares.

(c)    Subject to applicable Federal and State securities laws, issued shares of Common Stock subject to an Award shall become freely transferable by the Participant after all applicable restrictions, limitations, performance requirements or other conditions have terminated, expired, lapsed or been satisfied. Once such issued shares of Common Stock are released from such restrictions, limitations, performance requirements or other conditions, the Participant shall be entitled to have the legend required by this Section 10.3 removed from the applicable Common Stock certificate (or notation removed from such book entry).

10.4        Securities Laws.

(a)    Anything to the contrary herein notwithstanding, the Company’s obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit, Deferred Stock Unit, Performance Award or Incentive Award is subject to such compliance with Federal and State laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act or the Exchange Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of the Stock

Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any State or foreign laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

(b)    The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock or Restricted Stock Units or the payment of a Performance Award or Incentive Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable Federal securities laws; (ii) under the requirements of the Stock Exchange or any other securities exchange or recognized trading market or quotation system upon which such shares of Common Stock are then listed or traded; and (iii) under any blue sky or State or foreign securities laws applicable to such shares.

10.5        Withholding Taxes.

(a)    The Company shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the lapse of the Restriction Period on a Restricted Stock Award or Restricted Stock Unit, or the payment of a Performance Award or Incentive Award or the settlement of a Deferred Stock Unit Award. A Participant may, in order to fulfill the withholding obligation, tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The broker-assisted exercise procedure described in Section 2.4(ii) may also be utilized to satisfy the withholding requirements related to the exercise of an Option. At no point shall the Company withhold more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.

(b)    Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; or (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002).

10.6        Termination and Amendment.

(a)    The Board may terminate the Plan, or the granting of Awards under the Plan, at any time.

(b)    The Board may amend or modify the Plan at any time and from time to time, and the Committee may amend or modify the terms of an outstanding Agreement at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Company, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which Awards may be made under the Plan, except as permitted under Sections 1.7 and Article 9; or (iii) change the provisions relating to the eligibility of individuals to whom Awards may be made under the Plan. In addition, if the Company’s Common Stock is listed on a Stock Exchange, the Board may not amend the Plan in a manner requiring approval of the shareholders of the Company under the rules of the Stock Exchange without obtaining the approval of the shareholders.

(c)    No amendment, modification, or termination of the Plan or an outstanding Agreement shall in any manner materially and adversely affect any then outstanding Award under the Plan without the consent of the Participant holding such Award, except as set forth in any Agreement relating to the Award, or to bring the Plan and/or an Award into compliance with the requirements of Code Section 409A or to qualify for an exemption under Code Section 409A.

10.7        Effect on Employment or Services.    Neither the adoption of the Plan nor the granting of any Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Company or a Subsidiary.

10.8        Use of Proceeds.    The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Company.

10.9        Severability.    If any one or more of the provisions (or any part thereof) of this Plan or of any Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of any Agreement shall not in any way be affected or impaired thereby. The Board may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Board, amend the Plan and any outstanding Agreement as the Company deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.

10.10        Beneficiary Designation.    Subject to local laws and procedures, each Participant may file a written beneficiary designation with the Company stating who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before receipt of any or all of a Plan benefit. Each designation shall revoke all prior designations by the same Participant, be in a form prescribed by the Company, and become effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a Participant dies without an effective beneficiary designation for a beneficiary who is living at the time of the Participant’s death, the Company shall pay any remaining unpaid benefits to the Participant’s legal representative.

10.11        Unfunded Obligation.    A Participant shall have the status of a general unsecured creditor of the Company. Any amounts payable to a Participant pursuant to the Plan shall be unfunded and unsecured obligations for all purposes including, without limitation, Title I of ERISA. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or the Company and a Participant, or otherwise create any Vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company. A Participant shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

10.12        Approval of Plan.    The Plan shall be subject to the approval of the holders of at least a majority of the shares present in person or represented by proxy and entitled to vote on a proposal to approve the Plan at a duly held meeting of shareholders of the Company held within twelve (12) months after adoption of the Plan by the Board. If not approved by shareholders within twelve (12) months after approval by the Board, the Plan shall be null and void, with no further force or effect.

10.13        Governing Law.    Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and Agreements under the Plan, shall be governed by the laws of the State of Michigan, without regard to its conflict of law rules.

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CONTROL #g 000000000000
NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees
01	Jennifer L. Adams 02 Donald Haider 03 H. Eugene Lockhart

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain
2	The approval of the Asset Acceptance Capital Corp. 2012 Stock Incentive Plan.	☐	☐	☐
3	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012.	☐	☐	☐
NOTE: In their discretion on such matters as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

ASSET ACCEPTANCE CAPITAL CORP. Annual Meeting of Shareholders May 10, 2012 9:00 AM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Anthony R. Ignaczak and William I Jacobs, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ASSET ACCEPTANCE CAPITAL CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 09:00 AM, EDT on 5/10/2012, at the offices of Asset Acceptance Capital Corp. 28405 Van Dyke Ave. Warren, MI 48093, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side